Exhibit 2.1
                                                                [Execution Copy]





================================================================================





                          AGREEMENT AND PLAN OF MERGER


                          Dated as of December 2, 2004


                                      Among


                           ECCA Holdings Corporation,


                              LFS-Merger Sub, Inc.,


                                       And


                        EYE CARE CENTERS OF AMERICA, INC.



================================================================================

                                TABLE OF CONTENTS


                                                                                                      PAGE


ARTICLE I             The Merger........................................................................1

         Section 1.01.         The Merger...............................................................1

         Section 1.02.         Closing..................................................................2

         Section 1.03.         Effective Time...........................................................2

         Section 1.04.         Effects of the Merger....................................................2

         Section 1.05.         Articles of Incorporation  and Bylaws....................................2

         Section 1.06.         Directors................................................................2

         Section 1.07.         Officers.................................................................2

ARTICLE II            Effect of the Merger on the Capital Stock of the Constituent Corporations;
                      Exchange of Certificates..........................................................3

         Section 2.01.         Effect on Capital Stock..................................................3

         Section 2.02.         Exchange of Certificates.................................................9

ARTICLE III           Representations and Warranties of the Company....................................12

         Section 3.01.         Organization, Standing and Corporate Power..............................12

         Section 3.02.         Subsidiaries............................................................13

         Section 3.03.         Capital Structure.......................................................13

         Section 3.04.         Authority; Noncontravention.............................................14

         Section 3.05.         Governmental Approvals and Consents.....................................15

         Section 3.06.         Company SEC Documents; No Undisclosed Liabilities.......................15

         Section 3.07.         Absence of Certain Changes or Events....................................16

         Section 3.08.         Litigation..............................................................17

         Section 3.09.         Contracts...............................................................17

         Section 3.10.         Compliance with Laws....................................................19

         Section 3.11.         Environmental Matters...................................................20

         Section 3.12.         Labor Matters...........................................................20

         Section 3.13.         Employee Benefit Plans..................................................21

         Section 3.14.         Taxes...................................................................24

         Section 3.15.         Title to Properties.....................................................26

         Section 3.16.         Intellectual Property...................................................27

         Section 3.17.         Brokers and Other Advisors..............................................29


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                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                                      PAGE

         Section 3.18.         Insurance; Fidelity Bonds...............................................30

         Section 3.19.         Relationships with Optometrists and Ophthalmologists....................30

         Section 3.20.         Managed Vision Care.....................................................31

         Section 3.21.         Non-Arm's-Length Transactions...........................................31

         Section 3.22.         Sole Representations and Warranties.....................................31

ARTICLE IV            Representations and Warranties of Parent and Merger Sub..........................32

         Section 4.01.         Organization, Standing and Corporate Power..............................32

         Section 4.02.         Authority; Noncontravention.............................................33

         Section 4.03.         Governmental Approvals..................................................33

         Section 4.04.         Brokers and Other Advisors..............................................34

         Section 4.05.         Financial Capacity......................................................34

         Section 4.06.         Conduct of Business.....................................................34

ARTICLE V             Covenants Relating to Conduct of Business........................................35

         Section 5.01.         Conduct of Business.....................................................35

         Section 5.02.         No Solicitation by the Company..........................................38

         Section 5.03.         Assisting in Preparation of Hong Kong Circular..........................38

         Section 5.04.         Actions with Respect to Financing.......................................39

         Section 5.05.         Non-USRPHC Certificate..................................................40

         Section 5.06.         Company Approval........................................................40

         Section 5.07.         Termination of Liens....................................................41

         Section 5.08.         Assistance with Employee Benefits Matters...............................41

ARTICLE VI            Additional Agreements............................................................41

         Section 6.01.         Note Repayment..........................................................41

         Section 6.02.         Senior Bank Financing...................................................42

         Section 6.03.         Management Bonus........................................................42

         Section 6.04.         Commercially Reasonable Efforts.........................................43

         Section 6.05.         Indemnification, Exculpation and Insurance..............................44

         Section 6.06.         Company Options.........................................................46

         Section 6.07.         Fees and Expenses.......................................................46


                                       ii
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                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                                      PAGE


         Section 6.08.         Public Announcements....................................................46

         Section 6.09.         Notification of Certain Matters.........................................46

         Section 6.10.         Access to Information...................................................47

         Section 6.11.         Lease Access............................................................47

         Section 6.12.         Director Resignations...................................................48

ARTICLE VII           Conditions Precedent.............................................................48

         Section 7.01.         Conditions to Each Party's Obligation to Effect the Merger..............48

         Section 7.02.         Conditions to Obligations of Parent and Merger Sub......................48

         Section 7.03.         Conditions to Obligation of the Company.................................49

         Section 7.04.         Frustration of Closing Conditions.......................................50

ARTICLE VIII          Representative...................................................................50

         Section 8.01.         Representative of the Company Shareholders; Power of Attorney...........50

         Section 8.02.         Actions of the Representative...........................................50

ARTICLE IX            Termination, Amendment and Waiver................................................51

         Section 9.01.         Termination.............................................................51

         Section 9.02.         Effect of Termination...................................................52

         Section 9.03.         Amendment...............................................................52

         Section 9.04.         Extension; Waiver.......................................................52

ARTICLE X             General Provisions...............................................................52

         Section 10.01.        Nonsurvival of Representations and Warranties...........................52

         Section 10.02.        Notices.................................................................52

         Section 10.03.        Definitions.............................................................54

         Section 10.04.        Interpretation..........................................................56

         Section 10.05.        Counterparts............................................................57

         Section 10.06.        Entire Agreement; No Third-Party Beneficiaries..........................57

         Section 10.07.        Governing Law...........................................................57

         Section 10.08.        Assignment..............................................................57

         Section 10.09.        Specific Enforcement; Consent to Jurisdiction...........................57

         Section 10.10.        Severability............................................................58

                             Table of Defined Terms
                             ----------------------


Term                                                                                          Section
----                                                                                          -------

2004 Refunds.................................................................................2.01(d)(K)
Accounting Firm..............................................................................2.01(d)(K)
Accounting Referee...........................................................................2.01(d)(E)
Accrued and Unpaid Preferred Stock Dividends.................................................2.01(c)(A)
Affiliate.....................................................................................10.03(a)
Affiliate Contract .........................................................................3.09(a)(viii)
Affiliated Professional .......................................................................3.19(a)
Agreement.....................................................................................Preamble
Andrews Note Repayment Amount..................................................................2.01(c)
Appraisal Statute .............................................................................2.01(e)
Audited Balance Sheet Date ................................................................... 3.06(c)
Business Day..................................................................................10.03(b)
Cash..........................................................................................10.03(c)
Certificates.................................................................................2.02(b)(ii)
Certificate of Merger...........................................................................1.03
Claim..........................................................................................6.05(c)
Closing.........................................................................................1.02
Closing Certificate..........................................................................2.01(d)(C)
Closing Date....................................................................................1.02
Closing Net Working Capital..................................................................2.01(d)(C)
Closing Outstanding Net Debt .................................................................10.03(d)
Closing Statement............................................................................2.01(d)(C)
Code...........................................................................................2.02(g)
Company.......................................................................................Preamble
Commitment Letters..............................................................................4.05
Company Benefit Plan...........................................................................3.13(a)
Company Board Recommendation...................................................................3.04(a)
Company Capital Stock...........................................................................3.03
Company Common Stock.........................................................................2.01(b)(B)
Company Disclosure Schedule..................................................................Article III
Company Material Adverse Effect................................................................3.01(b)
Company Option..................................................................................3.03
Company Pension Plan...........................................................................3.13(b)
Company Preferred Stock.........................................................................3.03
Company Proposal................................................................................5.02
Company Representatives ........................................................................6.10
Company SEC Documents..........................................................................3.06(a)
Company Shareholder Bonus Approval ............................................................5.06(b)
Company Shareholder Merger Approval............................................................5.06(a)
Company Shareholder Voting Agreement..........................................................Preamble
Company Shareholders ....................................................................... 2.01(d)(E)
Company Stock Plans.............................................................................3.03


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
                             Table of Defined Terms
                             ----------------------


Term                                                                                          Section
----                                                                                          -------

Company Tax Benefit Amount....................................................................10.03(e)
Company Transaction Expense ..................................................................10.03(f)
Contract.......................................................................................3.04(b)
Debt Commitment Letter..........................................................................4.05
Debt Tender ....................................................................................6.01
Dissent Shares.................................................................................2.01(e)
Effective Time..................................................................................1.03
Environmental Laws..............................................................................3.11
Enterprises  ................................................................................. 3.16(k)
ERISA..........................................................................................3.13(a)
Estimated Closing Outstanding Net Debt.......................................................2.01(d)(B)
Estimated Company Transaction Expenses.......................................................2.01(d)(B)
Excess Amount..................................................................................2.01(e)
Excess D&O Tail Cost...........................................................................6.05(f)
Exchange Act..................................................................................3.06(a)
Exchange Fund..................................................................................2.02(a)
Existing Company Indebtedness..................................................................10.03(g)
Final Company Transaction Expenses............................................................2.01(d)(H)
Final Net Working Capital.....................................................................2.01(d)(I)
Final Outstanding Net Debt....................................................................2.01(d)(G)
Financing Assistance Fees ....................................................................5.04(b)(ii)
Fixed Rate Notes.................................................................................6.01
GAAP............................................................................................3.06(b)
Governmental Authority...........................................................................3.05
Hazardous Substances ............................................................................3.11
Holdback .....................................................................................2.01(d)(J)
Hong Kong Circular ..............................................................................5.03
HSR Act..........................................................................................3.05
Indemnitees.....................................................................................6.05(a)
Indenture........................................................................................6.01
Intellectual Property...........................................................................3.16(b)
IRS...........................................................................................2.01(d)(K)
Knowledge......................................................................................10.03(h)
Laws.............................................................................................3.10
Leases.........................................................................................10.03(i)
Leased Properties ..............................................................................3.15(a)
Letter ..........................................................................................6.03
Letter of Transmittal.........................................................................2.02(b)(2)
Liabilities ....................................................................................3.06(c)
Liens............................................................................................3.02
Managed Care Plans...............................................................................3.20
Management Bonuses ..............................................................................6.03


                                       v

                             Table of Defined Terms
                             ----------------------


Term                                                                                          Section
----                                                                                          -------

Material Contracts .............................................................................3.09(a)
Merger.........................................................................................Preamble
Merger Consideration............................................................................2.01(c)
Merger Consideration Adjustment Amount........................................................2.01(d)(J)
Merger Sub.....................................................................................Preamble
Minimum Insurance...............................................................................6.05(f)
Minimum Tender Requirement ....................................................................10.03(j)
Moulin.........................................................................................Preamble
Moulin Approval Fees.............................................................................5.03
Moulin Shareholder Voting Agreement............................................................Preamble
Multiemployer Plan .............................................................................3.13(g)
Net Working Capital............................................................................10.03(l)
Note Takeout Fees..............................................................................10.03(k)
Notes............................................................................................6.01
Notice Date .....................................................................................6.01
Notice of Disagreement........................................................................2.01(d)(D)
Offerings ....................................................................................5.04(b)(i)
Offering Material ............................................................................5.04(b)(i)
Owned Properties................................................................................3.15(a)
Parent.........................................................................................Preamble
Parent Disclosure Schedule...................................................................Article IV
Parent Material Adverse Effect..................................................................4.01
Parent Representatives .........................................................................6.10
Paying Agent ..................................................................................2.02(a)
Per Share Common Stock Merger Consideration  ................................................2.01(c)(B)
Per Share Preferred Stock Merger Consideration .............................................. 2.01(c)(A)
Permits.........................................................................................3.10
person........................................................................................10.03(m)
Representative................................................................................Preamble
Restraints.....................................................................................7.01(b)
Rollover Options..............................................................................10.03(n)
Rollover Shares ..............................................................................10.03(l)
Sample Company Tax Benefit Calculation........................................................10.03(o)
Sample Merger Consideration Calculation........................................................2.01(c)
Sample Working Capital Calculation...........................................................2.01(d)(C)
SEC............................................................................................3.06(a)
Section 5.08 Plans..............................................................................5.08
Securities Act.................................................................................3.06(a)
Senior Credit Facility..........................................................................6.02
Shareholders' Agreement ........................................................................3.03
Stub Audit.....................................................................................5.03(a)
Subleased Properties ..........................................................................3.15(a)


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                             Table of Defined Terms
                             ----------------------


Term                                                                                          Section
----                                                                                          -------

Subsidiary....................................................................................10.03(p)
Surviving Corporation...........................................................................1.01
Target Net Working Capital .................................................................. 2.01(d)(A)
Taxes or taxes .................................................................................3.14
Tax Benefit Cap..............................................................................2.01(d)(K)
Tax Return .....................................................................................3.14
TBCA............................................................................................1.01
Trustee.........................................................................................6.01
VEBAs .........................................................................................3.13(a)
Vested Company Option...........................................................................3.03
WARN Act........................................................................................3.12
Working Capital Principles...................................................................2.01(d)(C)
Working Capital Adjustment Cap...............................................................2.01(d)(I)



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
                                    EXHIBITS
                                    --------

Exhibit A                  Company Shareholder Voting Agreement

Exhibit B                  Moulin Shareholder Voting Agreement

Exhibit C                  Articles of Incorporation of Surviving Corporation

Exhibit D                  Sample Merger Consideration Calculation

Exhibit E                  Sample Working Capital Calculation

Exhibit F                  Letter of Transmittal

Exhibit G                  Rollover Shares and Rollover Options

                          AGREEMENT AND PLAN OF MERGER


           This AGREEMENT AND PLAN OF MERGER (this "AGREEMENT"), dated as of December 2, 2004, is made by and among ECCA HOLDINGS CORPORATION, a Delaware corporation ("PARENT"), LFS-MERGER SUB, INC., a Texas corporation and a direct, wholly owned Subsidiary of Parent ("MERGER SUB"), Thomas H. Lee Equity Fund IV, L.P., solely in its capacity as the representative of the Company Shareholders (the "REPRESENTATIVE") and EYE CARE CENTERS OF AMERICA, INC., a Texas corporation (the "COMPANY").

           WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company have approved and declared advisable this Agreement and the merger of Merger Sub with and into the Company (the "MERGER"), upon the terms and subject to the conditions set forth in this Agreement;

           WHEREAS, simultaneously with the execution and delivery of this Agreement, certain shareholders of the Company have executed a voting and support agreement in the form attached hereto as Exhibit A (the "COMPANY SHAREHOLDER VOTING AGREEMENT") pursuant to which, among other things, such shareholders of the Company have agreed to vote in favor of the Merger and this Agreement;

           WHEREAS, simultaneously with the execution and delivery of this Agreement, certain shareholders of Moulin International Holdings Limited ("MOULIN") have executed a voting and support agreement in the form attached hereto as Exhibit B (the "MOULIN SHAREHOLDER VOTING AGREEMENT") pursuant to which, among other things, such shareholders have agreed to vote in favor of the Merger and this Agreement;

           WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

           NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties hereto agree as follows:

                                    ARTICLE I

                                   The Merger
                                   ----------

           SECTION 1.01 The Merger. Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the Texas Business Corporation Act (the "TBCA"), Merger Sub shall be merged with and into the Company at the Effective Time. Following the Effective Time, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation in the Merger (the "SURVIVING Corporation") and shall succeed to and assume all the rights and obligations of Merger Sub in accordance with the TBCA.

           SECTION 1.02 Closing. The closing of the Merger (the "CLOSING") will take place at 10:00 a.m. on a date to be specified by the parties (the "CLOSING DATE"), which shall be no later than the second Business Day after satisfaction or waiver of the conditions set forth in Article VII (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions), at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153, unless another date or place is agreed to in writing by the parties hereto.

           SECTION 1.03 Effective Time. Subject to the provisions of this Agreement, as soon as practicable on the Closing Date, the parties shall file a certificate of merger (the "CERTIFICATE OF MERGER") executed in accordance with the relevant provisions of the TBCA and, as soon as practicable on or after the Closing Date, shall make all other filings or recordings required under the TBCA. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Texas, or at such other time as Parent and the Company shall agree and shall specify in the Certificate of Merger (the time the Merger becomes effective being the "EFFECTIVE TIME").

           SECTION 1.04 Effects of the Merger. The Merger shall have the effects set forth in Article 5.06 of the TBCA.

           SECTION 1.05 Articles of Incorporation and Bylaws.

           (a) The Articles of Incorporation of the Surviving Corporation shall be amended at the Effective Time to be in the form of Exhibit C hereto and, as so amended, such Articles of Incorporation shall be the Articles of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law.

           (b) The Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law.

           SECTION 1.06 Directors. The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, each of such directors to hold office, subject to the applicable provisions of the Articles of Incorporation and Bylaws of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

           SECTION 1.07 Officers. The officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation, each of such officer to hold office, subject to the applicable provisions of the Articles of Incorporation and Bylaws of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                                   ARTICLE II

                Effect of the Merger on the Capital Stock of the
                ------------------------------------------------
               Constituent Corporations; Exchange of Certificates
               --------------------------------------------------

           SECTION 2.01 Effect on Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Company Capital Stock or any shares of capital stock of Merger Sub:

           (a) Common Stock of Merger Sub. Each issued and outstanding share of common stock of Merger Sub shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

           (b) Cancellation of Treasury Stock. Each share of common stock, par value $0.01 per share, of the Company ("COMPANY COMMON STOCK") that is owned by the Company shall automatically be canceled and retired and shall cease to exist.

           (c) Company Capital Stock; Determination of Merger Consideration. The total consideration (the "MERGER CONSIDERATION") to be paid to holders of Company Capital Stock by Parent in connection with the Merger shall be equal to $450 million, plus (x) the amount of principal and interest outstanding under that certain Promissory Note, issued by Bernard Andrews in favor of the Company, that is repaid at Closing (such repaid amount, the "ANDREWS NOTE REPAYMENT AMOUNT"), less (y) the sum of (i) all Closing Outstanding Net Debt, (ii) Company Transaction Expenses, (iii) Management Bonuses, and (iv) the Excess D&O Tail Cost, if any. A sample calculation of the Merger Consideration is set forth on Exhibit D (the "SAMPLE MERGER CONSIDERATION CALCULATION"). The Merger Consideration shall be determined on the same basis as the Sample Merger Consideration Calculation. The Merger Consideration will be subject to adjustment prior to the Closing as set forth in Sections 2.01(d)(A) and (B) and following the Closing as set forth in Sections 2.01(d)(C) through (K), and the Merger Consideration shall be paid as follows:

                (A) Each share of Company Preferred Stock outstanding as of the Effective Time, by virtue of the Merger, shall be converted into a right to receive an amount (the "PER SHARE PREFERRED STOCK MERGER CONSIDERATION) in cash equal to $113 per share plus all accrued and unpaid dividends, whether or not declared, through the Closing Date, payable with respect to the Company Preferred Stock pursuant to the Company's Articles of Incorporation and Statement of Resolution Establishing Series of Shares of Preferred Stock of the Company dated April 24, 1998, ("ACCRUED AND UNPAID PREFERRED STOCK DIVIDENDS"), upon surrender of the Certificates representing such share in accordance with
Section 2.02;

                (B) Each share of Company Common Stock outstanding as of the Effective Time (other than the Dissent Shares and shares cancelled pursuant to Section 2.01(b) and the Rollover Shares), by virtue of the Merger, shall be converted into a right to receive an amount per share (the "PER SHARE COMMON STOCK MERGER CONSIDERATION") in cash equal to (i) the Merger Consideration plus
(x) the aggregate exercise price payable with respect to all Vested Company Options less (y) the aggregate amount payable pursuant to Section 2.01(c)(A) above divided by (ii) the number of issued and outstanding shares of Company Common Stock as of the Effective Time (assuming the exercise of all Vested Company Options), as adjusted pursuant to Section 2.01(d) upon surrender of the Certificates representing such share in accordance with Section 2.02;

                (C) Upon the Effective Time each holder of a Vested Company Option (other than the Rollover Options) shall, for each share covered by such Vested Company Option, be entitled to receive a cash amount equal to the Per Share Common Stock Merger Consideration as adjusted pursuant to Section 2.01(d) less the applicable per share exercise price of such Vested Company Option and any withholding taxes required by applicable law, which payment shall be deemed to be payment in full for the cancellation of such Vested Company Option pursuant to the applicable Company Option Plan and each issued, outstanding and unexercised Company Option to purchase or otherwise acquire Company Capital Stock (whether or not vested) shall be automatically cancelled and terminated without payment of any consideration therefor in accordance with Section 6.06; and

                (D) As of the Effective Time, all shares of Company Capital Stock (other than the Rollover Shares) shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a Certificate representing any such shares of Company Capital Stock (other than the Rollover Shares) shall cease to have any rights with respect thereto, except the right to receive the Per Share Common Stock Merger Consideration or the Per Share Preferred Stock Consideration, as applicable, as adjusted pursuant to Section 2.01(d) without interest, less any required withholding taxes, upon surrender of such Certificate in accordance with Section 2.02.

                (E) Immediately prior to the Effective Time, each Rollover Share shall be exchanged for shares of capital stock of the Parent as agreed between a holder of Rollover Shares and Parent in an exchange that is intended to qualify under Section 351 of the Code and each Rollover Option shall be exchanged for options for or shares of capital stock of Parent.

           (d) Merger Consideration Adjustment.

                (A) The Parties agree that the determination of the amount of Merger Consideration was based on a targeted Net Working Capital as of the closing date in the amount of -$715,000 ("TARGET NET WORKING CAPITAL"). For the avoidance of doubt, the parties agree that the Target Net Working Capital is a negative dollar amount.

                (B) No less than five (5) Business Days prior to the Closing Date the Company shall prepare and deliver to Parent for Parent's review, and the Company and Parent shall mutually agree in good faith on estimated (i) Existing Company Indebtedness, Cash and Closing Outstanding Net Debt (such estimate, the "ESTIMATED CLOSING OUTSTANDING NET DEBT") and (ii) Company Transaction Expenses (such estimate, the "ESTIMATED COMPANY TRANSACTION EXPENSES"). If Parent and the Company cannot agree on (x) the Estimated Closing Outstanding Net Debt then the amount of such item shall be as set forth in the Sample Merger Consideration Calculation or (y) the Estimated Company Transaction Expenses, then the amount of such item shall be as set forth in the Section 10.03(f) of the Company Disclosure Schedule.

                (C) As promptly as practicable, but no later than 60 days after the Closing Date, Parent shall cause the financial officers of the Surviving Corporation (who are employed as such by the Company as the date hereof) to prepare and deliver to the Representative a closing statement (the "CLOSING STATEMENT") and a certificate (the "CLOSING CERTIFICATE") based on such Closing Statement setting forth the Surviving Corporation's calculation of Net Working Capital as of the Closing ("CLOSING NET WORKING CAPITAL"), Closing Outstanding Net Debt and Company Transaction Expenses. Closing Net Working Capital shall be determined in accordance with GAAP on the same basis and using the same accounting principles, practices, methodologies and policies as used and set out in the December 27, 2003 audited financial statements of the Company and its Subsidiaries and the notes thereto included in the Company SEC Documents (collectively, the "WORKING CAPITAL PRINCIPLES"). A sample calculation of Net Working Capital is set forth on Exhibit E (the "SAMPLE WORKING CAPITAL CALCULATION"). The Sample Working Capital Calculation was determined in accordance with GAAP, using the Working Capital Principles and represents the Net Working Capital of the Company as of October 30, 2004.

                (D) Upon the Representative's review of the Closing Statement, if the Representative disagrees with the Surviving Corporation's calculation of any of Closing Outstanding Net Debt, Company Transaction Expenses or Closing Net Working Capital set forth in the Closing Certificate, the Representative may, within 15 days after delivery of the Closing Statement, deliver a notice to the Surviving Corporation, with a copy to Parent, disagreeing with any such calculation and setting forth the Representative's calculation of such amount (a "NOTICE OF DISAGREEMENT"). Any such Notice of Disagreement shall specify those items or amounts as to which the Representative disagrees.

                (E) If a Notice of Disagreement shall be duly delivered pursuant to Section 2.01(d)(D), the Representative and the Surviving Corporation shall, during the 15 days following such delivery, use their commercially reasonable efforts to reach agreement on the disputed items or amounts in order to determine, as may be required, the amount of Closing Outstanding Net Debt, Company Transaction Expenses and/or Closing Net Working Capital, as applicable. If during such period, the Representative and the Surviving Corporation are unable to reach such agreement, they shall promptly thereafter cause Deloitte & Touche LLP or another nationally-recognized accounting firm mutually acceptable to Parent and the Representative (the "ACCOUNTING REFEREE") to review this Agreement and the disputed items or amounts for the purpose of calculating Closing Outstanding Net Debt, Company Transaction Expenses and Closing Net Working Capital (it being understood that in making such calculation, the

Accounting Referee shall be functioning as an expert and not as an arbitrator). In making such calculation, the Accounting Referee shall consider only those items or amounts in the Closing Statement and the Surviving Corporation's calculation of Closing Outstanding Net Debt, Company Transaction Expenses and Closing Net Working Capital as to which Representative has disagreed. The Accounting Referee shall deliver to the Representative and the Surviving Corporation, as promptly as practicable (but in any case no later than 30 days from the date of engagement of the Accounting Referee), a report setting forth its reasoned written decision; provided however, that the Accounting Referee's determination as to any item or amount disputed by the Representative shall not be more beneficial to the Surviving Corporation than the determination of that item or amount by the Surviving Corporation in the Closing Statement nor more beneficial to the Representative than the determination of that item or amount in the Notice of Disagreement. Such report shall be final and binding upon the Representative and the Surviving Corporation. The cost of such review and report shall be borne equally by the Company's Shareholders, on the one hand, and the Surviving Corporation, on the other hand. The portions of the costs to be borne by the shareholders of the Company (the "COMPANY SHAREHOLDERS") shall be paid by the Representative, on behalf of the Company Shareholders.

                (F) Parent and the Surviving Corporation shall, and shall cause their Subsidiaries and respective representatives to, cooperate and assist in the preparation of the Closing Statement and the calculation of Closing Outstanding Net Debt, Company Transaction Expenses and Closing Net Working Capital and in the conduct of the review by each of the Representative and, if necessary, the Accounting Referee referred to in Sections 2.01(d)(D) and (E), respectively, including the making available to the extent necessary or reasonably requested to verify the amounts set forth in the Closing Statement of books, records, work papers and personnel.

                (G) If Final Outstanding Net Debt is more than Estimated Closing Outstanding Net Debt, then the Merger Consideration shall be decreased on a dollar-for-dollar basis by the full amount of such excess, and the Company Shareholders shall pay the Surviving Corporation such amount in accordance with
Section 2.01(d)(J). If Final Outstanding Net Debt is less than Estimated Closing Outstanding Net Debt, then the Merger Consideration shall be increased on a dollar-for-dollar basis by the full amount of such deficiency, and the Surviving Corporation shall pay the Company Shareholders such amount in accordance with
Section 2.01(d)(J). "FINAL OUTSTANDING NET DEBT" means Closing Outstanding Net Debt (i) as shown in the Surviving Corporation's Closing Certificate delivered pursuant to Section 2.01(d)(C) if no Notice of Disagreement with respect thereto is duly delivered pursuant to Section 2.01(d)(D); or (ii) if such a Notice of Disagreement is delivered, (1) as agreed by the Representative and Parent pursuant to Section 2.01(d)(E) or (2) in the absence of such agreement, as shown in the Accounting Referee's calculation delivered pursuant to Section 2.01(d)(E).

                (H) If Final Company Transaction Expenses is more than Estimated Company Transaction Expenses, then the Merger Consideration shall be decreased on a dollar-for-dollar basis by the full amount of such excess, and the Company Shareholders shall pay the Surviving Corporation such amount in accordance with
Section 2.01(d)(J). If Final Company Transaction Expenses is less than Estimated Company Transaction Expenses, then the Merger Consideration shall be increased on a dollar-for-dollar basis by the full amount of such deficiency, and the Surviving Corporation shall pay the Company Shareholders such amount in accordance with Section 2.01(d)(J). "FINAL COMPANY TRANSACTION EXPENSES" means Company Transaction Expenses (i) as shown in the Surviving Corporation's Closing Certificate delivered pursuant to Section 2.01(d)(C) if no Notice of Disagreement with respect thereto is duly delivered pursuant to Section 2.01(d)(D); or (ii) if such a Notice of Disagreement is delivered, (1) as agreed by the Representative and Parent pursuant to Section 2.01(d)(E) or (2) in the absence of such agreement, as shown in the Accounting Referee's calculation delivered pursuant to Section 2.01(d)(E).

                (I) If Final Net Working Capital is less than Target Net Working Capital by over $1,000,000, then the Merger Consideration shall be decreased on a dollar-for-dollar basis by the full amount of such deficiency from the first dollar of such deficiency up to a maximum of $3,000,000 (the "WORKING CAPITAL ADJUSTMENT CAP"), and the Company Shareholders shall pay the Surviving Corporation such amount in accordance with Section 2.01(d)(J). If Final Net Working Capital is greater than Target Net Working Capital by over $1,000,000, then the Merger Consideration shall be increased on a dollar-for-dollar basis by the full amount of such excess from the first dollar of such excess up to the Working Capital Adjustment Cap, and the Surviving Corporation shall pay the Company Shareholders such amount in accordance with Section 2.01(d)(J). "FINAL NET WORKING CAPITAL" means Closing Net Working Capital (i) as shown in the Surviving Corporation's calculation delivered pursuant to Section 2.01(d)(C) if no Notice of Disagreement with respect thereto is duly delivered pursuant to
Section 2.01(d)(D); or (ii) if such a Notice of Disagreement is delivered, (1) as agreed by the Representative and Parent pursuant to Section 2.01(d)(E) or (2) in the absence of such agreement, as shown in the Accounting Referee's calculation delivered pursuant to Section 2.01(d)(E). For avoidance of doubt, no adjustment to the Merger Consideration greater than the Working Capital Adjustment Cap of $3,000,000 shall be made pursuant to this Section 2.01(d)(I), whether such adjustment is up or down.

                (J) The amount of the payments required to be made pursuant to Sections 2.01(d)(G), 2.01(d)(H) and/or 2.01(d)(I) shall be netted together as one amount (such net payment amount, the "MERGER CONSIDERATION ADJUSTMENT AMOUNT"). Any Merger Consideration Adjustment Amount required to be made by the Surviving Corporation to the Company Shareholders shall be made at a mutually convenient time and place within five Business Days of the determination of the Merger Consideration Adjustment Amount to the Paying Agent for payment by the Paying Agent to the Company Shareholders in a manner consistent with Section 2.02(b). Any Merger Consideration Adjustment Amount required to be made by the Company Shareholders to the Parent shall be made by the Representative on behalf of the Company Shareholders, within five Business Days after the determination of the Merger Consideration Adjustment Amount by wire transfer to an account designated in writing by the Surviving Corporation. To the extent the Representative deems appropriate or desirable, the form of Letter of Transmittal shall provide that a portion of the Per Share Common Stock Merger Consideration that each Company Shareholder may be entitled to shall be held back and paid over to the Representative to satisfy any Merger Consideration Adjustment Amount and other obligations of the Company Shareholders (the aggregate amount so held back, the "HOLDBACK").

                (K) The Surviving Corporation shall, as promptly as practicable after the Closing (and, in any event, within 75 days thereof with respect to the federal Returns and forms set forth in clause (i)), (i) file with the Internal Revenue Service (the "IRS") (a) a federal income tax return for the 2004 tax year, (b) a federal income tax return for the partial 2005 tax year ending on the Closing Date and (c) a Form 1139 Application for Tentative Refund Claim and
(ii) file with all relevant state taxing authorities all corresponding state forms, in each case, requesting a refund of previously paid federal or state income taxes, as applicable, with respect to such 2004 tax year (collectively, the "2004 REFUNDS") to which the Surviving Corporation may be entitled after giving effect to all Tax deductions generated as a result of the Merger and the other transactions contemplated hereby. The Surviving Corporation shall engage either Ernst & Young LLP or KPMG LLP (either, the "ACCOUNTING FIRM") to assist it with the above-outlined process and use its reasonable best efforts to obtain the federal 2004 Refund at the earliest practicable date via the IRS's expedited procedures that are available to it. Within three (3) Business Days of receipt of any 2004 Refund, the Company shall pay to the Representative, on behalf of the Company Shareholders, as additional Merger Consideration, an amount equal to the total of such 2004 Refund actually received by the Surviving Corporation, up to an aggregate maximum amount not to exceed $5,900,000 (the "TAX BENEFIT CAP").

           (e) Appraisal Rights. Notwithstanding anything in this Agreement to the contrary, shares ("DISSENT SHARES") of Company Capital Stock that are outstanding immediately prior to the Effective Time and that are held by any person who is entitled to dissent from and who did not vote in favor of the Merger (or consent thereto in writing), and who complies in all respects with,
Article 5.12 of the TBCA, in each case to the extent applicable (the "APPRAISAL STATUTE"), shall not be converted into a right to receive any Merger Consideration as provided in Section 2.01(c)(A) and/or (B), as applicable, but rather the holders of Dissent Shares shall be entitled to the right to receive payment of the fair cash value of such Dissent Shares in accordance with the Appraisal Statute; provided, however, that if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to receive payment of the fair cash value under the Appraisal Statute, then the right of such holder to be paid the fair cash value of such holder's Dissent Shares shall cease and such Dissent Shares shall be deemed to have been converted as of the Effective Time into, and to have become exchangeable solely for, the right to receive the Merger Consideration, without interest, as provided in Section 2.01(c)(A) and/or (B), as applicable, as adjusted pursuant to Section 2.01(d) hereof. The Company shall give prompt notice to Parent of any objections or demands received by the Company for appraisal of Company Common Stock pursuant to the Appraisal Statute. Prior to the Closing, the Company shall have the right to direct all negotiations and proceedings with respect to such objections or demands and, after the Closing, the Representative shall have such right. Neither the Company nor the Surviving Corporation shall, without the prior written consent of Representative, make any payment with respect to, or settle or offer to settle, any such objections or demands, or agree to do any of the foregoing. The Surviving Corporation shall be indemnified by the Company Shareholders on a dollar-for-dollar basis for any payment made by the Surviving Corporation to a holder of Dissent Shares as a result of the exercise of the appraisal rights provided for in this section in excess of the aggregate Merger Consideration such holder would have received under Section 2.01(a), as adjusted pursuant to Section 2.01(d) hereof if such holder had not exercised such appraisal rights but instead tendered the Certificates for such Dissent Shares to the Paying Agent with the required documentation as provided in Section 2.01 (the "EXCESS AMOUNT"). Any such Excess Amount shall be paid by the Representative, on behalf of the Company Shareholders.


           SECTION 2.02. Exchange of Certificates.

           (a) Paying Agent. Prior to the Effective Time, Parent shall select a bank or trust company reasonably acceptable to the Company to act as paying agent (the "PAYING AGENT") for the payment of the Merger Consideration upon surrender of Certificates. Parent shall deposit the aggregate Merger Consideration with the Paying Agent at or prior to the Effective Time. Such aggregate Merger Consideration deposited with the Paying Agent shall, pending its disbursement to such holders, be invested by the Paying Agent in (i) direct obligations of the United States of America, (ii) obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of principal and interest, (iii) commercial paper rated the highest quality by either Moody's Investors Service, Inc. or Standard and Poor's Ratings Services, or (iv) money market funds investing solely in a combination of the foregoing (such funds being hereinafter referred to as the "EXCHANGE Fund"). The expenses of the Paying Agent shall not be paid from the Exchange Fund, but shall be paid directly by the Surviving Corporation and shall not constitute Company Transaction Expenses.

           (b) Exchange Procedure.

                (i) The Paying Agent shall, at or as soon as practicable after the Effective Time, pay and distribute to each holder of a Certificate (other than a holder of a Certificate representing Rollover Shares or Dissent Shares) the portion of the Merger Consideration to which such holder of a Certificate is entitled pursuant to Section 2.01(c)(A) and/or (B) hereof, subject to the Holdback. Parent shall cause the Paying Agent to (1) have a representative present at the Closing, (2) accept delivery of Certificates surrendered with all properly completed transmittal materials at the Closing and (3) make payment therefor at the Closing. The payment and distribution by the Paying Agent of the Merger Consideration shall be effected pursuant to, and in accordance with, the provisions of this Section 2.02(b). Any payments made pursuant to this Section
2.02 may be made by wire transfer of immediately available funds.

                (ii) Promptly after the date of this Agreement, Parent shall mail to each holder of record of a certificate or certificates representing outstanding Company Capital Stock (the "CERTIFICATES"), whose shares will be converted pursuant to Section 2.01(c)(A) and/or (B) into the right to receive the Merger Consideration, (A) a Letter of Transmittal substantially in the form attached hereto as Exhibit F (the "LETTER OF TRANSMITTAL"), with such changes thereto that may be reasonably agreed to by Parent and the Company and (B) instructions for use in effecting the surrender of the Certificates in exchange for payment of the Merger Consideration. Upon surrender by each holder of record of a Certificate that immediately prior to the Effective Time represented outstanding shares of Company Capital Stock whose shares were converted into the right to receive Merger Consideration for cancellation to the Paying Agent or to such other agent or agents as may be appointed by Parent, together with such Letter of Transmittal, duly executed, and such other documents as may reasonably be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor cash in an amount set forth in
Section 2.01(c)(A) or (B), as the case may be, subject to the Holdback and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Capital Stock that is not registered in the transfer records of the Company, payment may be made to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of such Certificate or establish to the satisfaction of Parent that such tax has been paid or is not applicable. No interest shall be paid or shall accrue on the cash payable upon surrender of any Certificate.

                (iii) By tendering its shares of Company Capital Stock together with a Letter of Transmittal, duly executed in accordance with this Section and by accepting the consideration set forth in Section 2.01, each Company Shareholder agrees (A) to the adjustments to Merger Consideration set forth in
Section 2.01(d), (B) to the indemnification obligation of the Company Shareholders set forth in Section 2.01(e), and (C) to the appointment of the Representative as representative of the Company Shareholder in accordance with the terms of Article VIII and the Letter of Transmittal and any other instrument pursuant to which the Representative shall act.

           (c) No Further Ownership Rights in Company Capital Stock; Transfer Books. The Merger Consideration paid in accordance with the terms of this
Article II upon conversion of any shares of Company Capital Stock shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Company Capital Stock, and after the Effective Time there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of shares of Company Capital Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Certificates are presented to the Surviving Corporation or the Paying Agent for any reason, they shall be canceled and exchanged as provided in this Section 2.02(c).

           (d) Termination of Exchange Fund. Any portion of the Exchange Fund (including any interest or other income received by the Paying Agent in respect thereof that has not previously been distributed pursuant to Section 2.02) that remains undistributed to the holders of Company Capital Stock for 180 days after the Effective Time shall be delivered to the Surviving Corporation, upon demand, and any holder of Company Capital Stock who has not theretofore complied with this Section 2.02 shall thereafter look only to the Surviving Corporation for payment of such holder's claim for its portion of the Merger Consideration.

           (e) No Liability. None of Parent, Merger Sub, the Company, the Surviving Corporation or the Paying Agent shall be liable to any person in respect of any payments or distributions payable from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any Certificate has not been surrendered prior to five years after the Effective Time (or immediately prior to such earlier date on which the Merger Consideration in respect of such Certificate would otherwise escheat to or become the property of any Governmental Entity), any amounts payable in respect of such Certificate shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interests of any person previously entitled thereto.

           (f) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, as indemnifying Parent and the Surviving Corporation against any claim that may be made against Parent or the Surviving Corporation with respect to such Certificate, the Paying Agent will pay, in exchange for such lost, stolen or destroyed Certificate, applicable Per Share Common Stock Merger Consideration or the Per Share Preferred Stock the Merger Consideration to be paid in respect of the shares of Company Capital Stock represented by such Certificate, as contemplated by this Agreement.

           (g) Withholding Rights. The Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable to any holder of shares of Company Capital Stock pursuant to this Agreement such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "CODE") and the rules and regulations promulgated thereunder, or under any provision of state or foreign tax Law. To the extent that amounts are so withheld and paid over to the appropriate taxing authority by Paying Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Company Capital Stock in respect of which such deduction and withholding was made.

                                   ARTICLE III

                  Representations and Warranties of the Company
                  ---------------------------------------------

           Except as set forth in the disclosure schedule of the Company attached to this Agreement (the "COMPANY DISCLOSURE SCHEDULE"), the Company represents and warrants to Parent and Merger Sub that each of the statements set forth below is true and correct as of the date hereof (unless such statement expressly relates to an earlier date in which case such statement is true and correct as of such earlier date):

           SECTION 3.01. Organization, Standing and Corporate Power.

           (a) Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated and has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as now being conducted.

           (b) Each of the Company and its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed individually or in the aggregate has not had and would not reasonably be expected to have a Company Material Adverse Effect. For purposes of this Agreement, "COMPANY MATERIAL ADVERSE EFFECT" shall mean any change, event, occurrence, violation, circumstance or effect having or that is reasonably likely to have a material adverse effect on (i) the ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated hereby, (ii) the ability of the Company Shareholders who are party to the Company Shareholder Voting Agreement to perform their obligations thereunder or (iii) the business, assets (including intangible assets), Liabilities, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, except to the extent any change or effect arises out of, results from or is attributable to (a) any change in conditions in the United States, foreign or global economy or capital or financial markets generally, including any change in interest or exchange rates, which, in each, do not disproportionately affect the Company and its Subsidiaries, taken as a whole, (b) any change in conditions (including any change in general legal, regulatory, political, economic or business conditions or any change in GAAP) in or otherwise generally affecting the industry in which the Company and its Subsidiaries conduct business, which, in each case, do not disproportionately affect the Company and its Subsidiaries, taken as a whole, (c) the impact of the announcement of the execution of this Agreement or the consummation of the transactions contemplated by this Agreement on any relationships, contractual or otherwise, between the Company and its landlords, suppliers, vendors, employees or Affiliate Professionals, or (d) any act of terrorism or war (whether or not threatened, pending or declared), which does not disproportionately affect the Company and its Subsidiaries, taken as a whole. The Company has made available to Parent complete and correct copies of its Articles of Incorporation and Bylaws, each as amended to the date hereof, and the Articles of Incorporation and Bylaws or other similar documents of each

Subsidiary of the Company, each as amended to the date hereof. Such Articles of Incorporation and Bylaws of the Company and each of its Subsidiaries are in full force and effect. Neither the Company nor any of its Subsidiaries is in violation of any provision of its Articles of Incorporation or Bylaws or comparable governing documents. The respective Articles of Incorporation and Bylaws or comparable governing documents of the Subsidiaries of the Company do not contain any provision limiting or otherwise restricting the ability of the Company to control its Subsidiaries.

           SECTION 3.02 Subsidiaries. Section 3.02 of the Company Disclosure Schedule lists all the Subsidiaries of the Company and, for each such Subsidiary, the state of incorporation and, jurisdiction in which such Subsidiary is qualified or licensed to do business. All the outstanding shares of capital stock of, or other equity interests in, each such Subsidiary have been duly authorized, validly issued and are fully paid and nonassessable and are owned directly or indirectly by the Company free and clear of all pledges, claims, liens, charges, encumbrances or security interests of any kind or nature whatsoever (collectively, "LIENS"), and free of any restriction on the right to vote, sell or otherwise dispose of such capital stock or other equity interests. Neither the Company nor any of its Subsidiaries directly or indirectly owns capital stock of, or any other interest in, any entity other than those Subsidiaries listed in Section 3.02 of the Company Disclosure Schedule. There are no stock appreciation rights, stock options, phantom stock, profit participation or similar rights outstanding with respect to the capital stock of any direct or indirect Subsidiary of the Company.

           SECTION 3.03 Capital Structure. The authorized capital stock of the Company consists of 19,700,000 shares of Company Common Stock and 300,000 shares of preferred stock, par value $0.01 per share ("COMPANY PREFERRED Stock" and together with the Company Common Stock the "COMPANY CAPITAL STOCK"). As of the date of this Agreement (a) 7,397,689 shares of Company Common Stock were issued and outstanding, (b) 0 shares of Company Common Stock were held by the Company in its treasury, (c) 1,002,708 shares of Company Common Stock were authorized for issuance pursuant to the 1998 Stock Option Plan of the Company (the "COMPANY STOCK PLAN") (d) 1,173,187 shares of Company Common Stock were subject to outstanding options to acquire shares of Company Common Stock of which options to acquire 805,857 shares are, or will become, exercisable in connection with the consummation of the transactions contemplated by this Agreement (together with each option which may become exercisable between the date hereof and the Closing, each a "VESTED COMPANY OPTION"), and (e) 300,000 shares of Company Preferred Stock were issued and outstanding. No shares have been issued and there are no shares outstanding of Company Preferred Stock that have been modified under the terms of Section 11 of the Statement of Resolution Establishing Series of Preferred Stock by the Board of Directors of the Company dated April 24, 1998. All outstanding shares of capital stock of the Company are, and all shares which may be issued pursuant to the Company Stock Plans will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any preemptive rights. Except as set forth above in this Section 3.03 or in
Section 3.03 of the Company Disclosure Schedule, there are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of the Company may vote. Except as set forth in Section 3.03 of the Company Disclosure Schedule, (i) there are not issued, reserved for issuance or outstanding (A) any securities of the Company or any of its Subsidiaries convertible into or exchangeable or exercisable for shares of capital stock or voting securities of the Company or any of its Subsidiaries or
(B) any warrants, calls, options, subscriptions or other rights, agreements or commitments to acquire from the Company or any of its Subsidiaries, or any obligation of the Company or any of its Subsidiaries to issue, any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or voting securities of the Company or any of its Subsidiaries (each, a "COMPANY OPTION") and (ii) there are not any outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any such securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. Except for that certain Stockholders' Agreement dated April 24, 1998 by and among the Company and certain shareholders of the Company (a true and complete copy of which has been made available to Parent) (the "SHAREHOLDERS' Agreement"), neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any of the Company Shareholders, is a party to any voting agreement or proxy with respect to the voting of any such securities.

           SECTION 3.04. Authority; Noncontravention.

           (a) The Company has all requisite corporate power and authority to execute and deliver this Agreement, perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by each of the other parties hereto, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, solvency, fraudulent transfer, reorganization, moratorium and other Laws affecting creditors' rights generally from time to time in effect). The Board of Directors of the Company, at a meeting duly called and held, duly adopted resolutions (i) approving and declaring advisable this Agreement, the Merger and the other transactions contemplated by this Agreement, (ii) resolving that the adoption of this Agreement be submitted to a vote at a meeting of the shareholders of the Company and (iii) recommending that the shareholders of the Company adopt this Agreement and (iv) approving the maximum aggregate amount of the Management Bonuses and delegating the authority to determine the amount of each such bonus to its Compensation Committee, in consultation with the Company's Chief Executive Officer (the "COMPANY BOARD RECOMMENDATION").

           (b) The execution and delivery of this Agreement do not, and the consummation of the Merger and the other transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, except as set forth in Section 3.04 of the Company Disclosure Schedule, conflict with, require the consent, waiver, approval or authorization from any party to, or result in any violation or breach of, or default (with or without notice or lapse of time or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a benefit under, or result in the creation of any Lien in or upon any of the properties or other assets of the Company or any of its Subsidiaries under, (i) the Articles of Incorporation or the Bylaws of the Company or the comparable organizational documents of any of its Subsidiaries, (ii) any Material Contract, (iii) any other loan or credit agreement, bond, debenture, note, mortgage, indenture, lease or other contract, agreement, obligation, commitment, arrangement, understanding, instrument, permit or license, whether oral or written (each, a "CONTRACT"), to which the Company or any of its Subsidiaries is a party or any of their respective properties or other assets is subject or (iv) subject to the governmental filings and other matters referred to in Section 3.05, any Law applicable to the Company or any of its Subsidiaries or their respective properties or other assets, other than, in the case of clause (iii) or (iv), any such conflicts, consents, waivers, approvals, authorizations, violations, breaches, defaults, rights, losses or Liens that individually or in the aggregate have not had and would not reasonably be expected to have a Company Material Adverse Effect.

           SECTION 3.05. Governmental Approvals and Consents. No material consent, waiver, approval, order, license, or permit of, or authorization of, action by or in respect of, or registration, declaration or filing with or notification to, any Federal, state, local or foreign government, any court, administrative, regulatory or other governmental agency, commission or authority or any non-governmental self-regulatory agency, commission or authority, whether Federal, state, local or foreign (each, a "GOVERNMENTAL AUTHORITY") is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the Merger or the other transactions contemplated by this Agreement, except for (a) the filing of a premerger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT") and (b) the filing of the Certificate of Merger with the Secretary of State of the State of Texas.

           SECTION 3.06. Company SEC Documents; No Undisclosed Liabilities.

           (a) Since January 1, 2002 the Company has filed certain reports, schedules, forms, statements and other documents (including exhibits and other information incorporated therein) with the Securities and Exchange Commission (the "SEC") (such documents, the "COMPANY SEC DOCUMENTS" provided, however, that the Form S-1 filed by the Company on May 6, 2004 shall not be considered a "Company SEC Document"). As of their respective dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT"), or the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Documents, and, as of their respective dates, none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that, if the Company amends any of the Company SEC Documents, the fact of the filing of such amendment shall not, in and of itself, be deemed to mean or imply that any representation or warranty in this Agreement was not true when made or became untrue thereafter.

           (b) The financial statements of the Company included in the Company SEC Documents, were prepared in accordance with generally accepted accounting principles as applied in the United States ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented in all material respects the financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

           (c) Neither the Company nor any of its Subsidiaries has any indebtedness, obligations or other liabilities (absolute, accrued, fixed, contingent or otherwise) ("LIABILITIES") including any Liabilities which, if known, would be required to be reflected or reserved against on a consolidated balance sheet of the Company prepared in accordance with GAAP or the notes thereto, except Liabilities (i) reflected or reserved against on the audited balance sheet of the Company as of December 27, 2003 (the "AUDITED BALANCE SHEET DATE") (including the notes thereto) included in the Company SEC Documents, (ii) incurred since the Audited Balance Sheet Date and reflected in any unaudited balance sheet of the Company included in the SEC Documents, (iii) incurred in the ordinary course of business since such date, (iv) incurred by the Company or its Subsidiaries under this Agreement in connection with the transactions contemplated hereby or (iv) are not otherwise material to the Company and its Subsidiaries, taken as a whole.

           SECTION 3.07. Absence of Certain Changes or Events. Except as set forth on Schedule 3.07 of the Company Disclosure Schedule, except for actions undertaken in connection with this Agreement and the transactions contemplated hereby, since September 25, 2004 (a) the Company and its Subsidiaries have conducted their respective businesses in all material respects in the ordinary course consistent with past practice, (b) there have not been any changes or effects that individually or in the aggregate would reasonably be expected to have or have had a Company Material Adverse Effect (c) neither the Company nor any of its Subsidiaries has engaged in any material transaction or entered into any material agreement outside the ordinary course of business, (d) neither the Company nor any of its Subsidiaries has increased the compensation of any officer or granted any general salary or benefits increase to their respective employees, other than in the ordinary course of business, (e) there has been no declaration, setting aside or payment of any dividend or other distribution with respect to the Company Capital Stock other than the Accrued and Unpaid Preferred Stock Dividends which are set forth on Section 3.07 of the Company Disclosure Schedule, or any repurchase, redemption or other acquisition by the Company or any of its Subsidiaries of any stock or other securities of the Company or any of its Subsidiaries and (f) there has been no change by the Company in accounting principles, practices or methods.

           SECTION 3.08. Litigation. Except as set for in Section 3.08 of the Company Disclosure Schedule, there is no suit, action or proceeding pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries or any of their respective properties or assets that individually or in the aggregate has had or would reasonably be expected to have a Company Material Adverse Effect, nor is there any judgment, decree, injunction, rule or order of any Governmental Authority or arbitrator outstanding against, or, to the Knowledge of the Company, investigation by any Governmental Authority involving, the Company or any of its Subsidiaries that individually or in the aggregate has had or would reasonably be expected to have a Company Material Adverse Effect. This Section 3.08 does not relate to any matters with respect to environmental matters and taxes, which are addressed solely in Section 3.11 and
Section 3.14, respectively.

           SECTION 3.09. Contracts.

           (a) Section 3.09 of the Company Disclosure Schedule lists any Contract, to which the Company or any of its Subsidiaries is a party or any of their respective properties or other assets is subject or with respect to which the Company or any of its Subsidiaries has a beneficial interest, and which fall within any of the following categories:

        (i) Contracts the absence of which or default under would have a Company Material Adverse Effect;

        (ii) is a supplier, vendor or other Contract that has provided for payments by or to the Company or any of its Subsidiaries, individually or collectively, in excess of $500,000 during the twelve month period ended December 27, 2003;

        (iii) joint venture, partnership and similar agreements involving a sharing of profits, losses, costs or liabilities, the absence of which or default under would reasonably be expected to have a Company Material Adverse Effect;

        (iv) Contracts containing terms purporting to limit the ability of the Company or any of its Subsidiaries to solicit or secure the business of any person, award business to any person or compete in any line of business in any geographic area or to hire, solicit or conduct business with any individual or other person;

        (v) Contracts which contain minimum purchase conditions or requirements or other terms that restrict or limit in any material respect the purchasing relationships of the Company or any of its Subsidiaries or which would limit or materially adversely affect the contractual relationships of Parent, the Company or any of their respective Affiliates;

        (vi) Contracts that, individually or in the aggregate, contain any outstanding commitments for capital expenditures during the 2005 fiscal year in excess of $250,000;

        (vii) indentures, mortgages, promissory notes, loan agreements and guarantees of amounts in excess of $250,000, letters of credit, fidelity or performance bonds or other agreements, instruments or commitments of the Company or any of its Subsidiaries for the borrowing or the lending of amounts in excess of $250,000 or providing for the creation of any material Lien upon any of the assets of the Company or any of its Subsidiaries;

        (viii) Contracts with or for the benefit of any Affiliate (including any shareholder or Affiliate of any shareholder) of the Company or any of its Subsidiaries (each an "AFFILIATE CONTRACT");

        (ix) any Contract for the employment of any officer, individual consultant or employee (other than at will employment arrangements), including, any written employee manual or policy or any Contract, program or policy (whether written or oral) providing for severance or similar benefits, "change of control" payments, bonuses, profit-sharing payments or post-retirement benefits;

        (x) any Contract (A) for the sale of goods or services outside the ordinary course of business consistent with past practice, or
                (B) providing for the grant of any preferential right to purchase any assets or rights of the Company or any of its Subsidiaries;

        (xi) any power of attorney granted by the Company or any of its Subsidiaries that is currently effective;

        (xii) any licenses issued to the Company by Governmental Authorities, necessary for the conduct of the respective businesses of the Company and its Subsidiaries the absence of which would have a Company Material Adverse Effect;

        (xiii) any Contract requiring payments by the Company in excess of $250,000 in the twelve month period following the Closing that has an unexpired term as of the date hereof in excess of one year and that cannot be terminated by the Surviving Corporation after the Closing in accordance with its terms upon not more than 60 days' notice without penalty or cost (other than leases covering optical retail store premises); and

        (xiv) Contracts for the lease of any real property pursuant to which the Company leases real property as a tenant or subleases real property as a sublessor, including all Leases for the Leased Properties and the Subleased Properties;

        (xv) material settlement agreements and/or releases to which the Company and/or one of its Subsidiaries or Affiliates is a party;

        (xvi) any other Contract not otherwise set forth in Section 3.09 of the Company Disclosure Schedule which involves an amount or has a value to the Company and its Subsidiaries, taken as a whole, in excess of $500,000.

All of the Contracts required to be disclosed by this Section 3.09(a) are "MATERIAL CONTRACTS."

           (b) True and complete copies of each Material Contract, including all amendments and supplements thereto, have been made available to Parent. Except as set forth in Section 3.09 of the Company Disclosure Schedule, each Material Contract is valid and enforceable; the Company and/or each of its Subsidiaries party thereto has duly performed in all material respects all of its obligations thereunder to the extent that such obligations to perform have accrued; and no material breach or default, alleged material breach or default, or event which would (with the passage of time, notice or both) constitute a material breach or default thereunder by the Company or any of its Subsidiaries or, to the Knowledge of the Company, any other party or obligor with respect thereto, has occurred or as a result of this Agreement or the performance hereof will occur. Except as disclosed in the Company SEC Documents, there are no Contracts between or among any of the Company and/or any of its Subsidiaries, on the one hand, and any affiliate thereof, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act. Except as disclosed in the Company SEC Documents, other than loans in connection with cashless exercises of stock options or advancements of relocation, travel or other business expenses, there are no outstanding loans to any executive officer or director of the Company or any of its Subsidiaries. Except as disclosed in the Company SEC Documents or Section 3.09 of the Company Disclosure Schedule, since January 1, 2002, neither the Company nor any of its Subsidiaries has extended or maintained credit, arranged for the extension of credit, or renewed any extension of credit in the form of a personal loan to or for any director or executive officer of the Company.

           SECTION 3.10. Compliance with Laws. Each of the Company and its Subsidiaries is in material compliance with all statutes, laws, ordinances, rules, regulations, judgments, orders and decrees of any Governmental Authority (collectively, "LAWS") applicable to it, its properties or other assets or its business or operations. Each of the Company and its Subsidiaries is not in violation of any Laws applicable to it, its properties or other assets or its business or operations, except for instances of noncompliance that individually or in the aggregate have not had and would not reasonably be expected to have a Company Material Adverse Effect. This Section 3.10 does not relate to any matters with respect to environmental matters and taxes, which are addressed solely in Section 3.11 and Section 3.14, respectively. Each of the Company and its Subsidiaries has obtained all Federal, state, local and foreign governmental approvals, authorizations, Certificates, filings, franchises, licenses, notices, permits and rights (collectively, "PERMITS") necessary for it to own, lease or operate its properties and assets and to carry on its business as presently conducted except as have not had and would not reasonably be expected to have a Company Material Adverse Effect and there has not occurred any default under any such Permit, except to the extent that any such failure to hold Permits and any such default would not have a Company Material Adverse Effect.

           SECTION 3.11. Environmental Matters. (a) Each of the Company and its Subsidiaries is, in material compliance with all Environmental Laws, (b) there is no order, decree, judgment, settlement, investigation, suit, claim, action or proceeding pending, or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries or, to the knowledge of the Company, any real property owned, operated or leased by the Company or any of its Subsidiaries relating to or arising under Environmental Laws, and, to the Knowledge of the Company, neither the Company nor any of its Subsidiaries has received any notice of or entered into or assumed by Contract or operation of Law or otherwise, any obligation, liability, order, settlement, judgment, injunction or decree relating to or arising under Environmental Laws, which would reasonably be expected to result in the Company incurring material liability under such Environmental Laws and (c) neither the Company nor its Subsidiaries has treated, stored, disposed of, arranged for or knowingly permitted the disposal of, transported, handled or released any Hazardous Substances, or owned or operated any property or facility (and no such property or facility is contaminated by any such substance), or taken any other action, in each case that has given or would give rise to material liabilities, including any material liability for response costs, corrective action costs, personal injury, property damage, natural resources damages or attorney fees, pursuant to any Environmental Laws. This Section 3.11 represents the sole and exclusive representation and warranty of the Company regarding environmental matters. For purposes of this Agreement, "ENVIRONMENTAL LAWS" shall mean all applicable Laws relating to the protection of the environment or human health as it relates to environmental protection. "HAZARDOUS SUBSTANCES" means all substances, wastes, materials or chemicals classified or regulated as hazardous or toxic or as a pollutant or contaminant under Environmental Laws, including petroleum (including crude oil or any fraction thereof) and petroleum products, asbestos and asbestos-containing materials.

           SECTION 3.12. Labor Matters.

           Except as set forth in Section 3.12 of the Company Disclosure Schedule, there are no collective bargaining or other labor union agreements to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound. Since December 27, 2003, no labor organization or group of employees of the Company or any of its Subsidiaries has made a demand for recognition or certifications with the National Labor Relations Board or any other labor relations tribunal or authority; and neither the Company nor any of its Subsidiaries has experienced any actual or threatened employee strikes, work stoppages, slowdowns or lockouts. The Company and each of its Subsidiaries has complied in all material respects with all labor agreements. Except as set forth in Section 3.12 of the Company Disclosure Schedule, (i) there are no employment, severance, consulting or similar agreements covering employees or individual consultants of the Company or any of its Subsidiaries, (ii) there is no unfair labor practice charge or complaint pending against the Company or any Subsidiary, or, to the Company's Knowledge, threatened, (iii) no grievance or arbitration proceeding arising out of or under a collective bargaining agreement is pending to the Company's Knowledge, is threatened with respect to the Company's or any of the Subsidiaries' operations,
(iv) neither the Company nor any of the Subsidiaries has any Equal Employment Opportunity Commission charges or other claim of employment discrimination pending or, to the Company's knowledge, currently threatened against it, (v) no wage and hour department investigation has been made of the Company or any of the Subsidiaries within the last three years, (vi) there are no occupational health and safety claims against the Company or any of the Subsidiaries that would reasonably be expected to have a Company Material Adverse Effect, (vii) since the enactment of the Worker Adjustment and Retraining Notification Act (the "WARN ACT") neither the Company nor any of the Subsidiaries has effectuated, (A) a "plant closing" (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Company or any of the Subsidiaries; or, (B) a "mass layoff" (as defined in the WARN Act) affecting any site of employment or facility of the Company or any of the Subsidiaries; nor has the Company or any of the Subsidiaries been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state or local law, (viii) none of the Company's or any of the Subsidiaries employees has suffered an "employment loss" (as defined in the WARN
Act) within ninety (90) days prior to the date hereof, and (ix) the Company and the Subsidiaries are in compliance in all material respects with the terms and provisions of the Immigration Reform and Control Act of 1986, as amended, and all related regulations promulgated thereunder.

           SECTION 3.13. Employee Benefit Plans.

           (a) List of Plans. Set forth in Section 3.13 of the Company Disclosure Schedule is an accurate and complete list of all material domestic and foreign (i) "employee benefit plans," within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder ("ERISA"); (ii) bonus, stock option, stock purchase, restricted stock, incentive, statutory fringe benefit, "voluntary employees' beneficiary associations" ("VEBAS") under Section 501(c)(9) of the Code, profit-sharing, pension, or retirement, deferred compensation, medical, life insurance, disability, accident, salary continuation, severance, accrued leave, vacation, sick pay, sick leave, supplemental retirement and unemployment benefit plans, programs, and/or arrangements, commitments and/or practices (whether or not insured); and (iii) employment, consulting, termination, and severance contracts or agreements; for active, retired or former employees or directors, whether or not any such plans, programs, arrangements, commitments, contracts, agreements and/or practices (referred to in (i), (ii) or (iii) above) are in writing or are otherwise exempt from the provisions of ERISA; established, maintained or contributed to (or with respect to which an obligation to contribute has been undertaken) or with respect to which the Company or any of its Subsidiaries (including, for this purpose and for the purpose of all of the representations in this Section 3.13, any predecessors to the Company or to any of its Subsidiaries and all employers (whether or not incorporated) that would be treated together with the Company or any of its Subsidiaries as a single employer within the meaning of Section 414 of the Code, has any liability (contingent or otherwise) (each, a "COMPANY BENEFIT PLAN" and collectively, the "COMPANY BENEFIT PLANS").

           (b) Documents. The Company has made available to Parent correct and complete copies of all material documents in connection with each Company Benefit Plan, including, without limitation (where applicable): (i) each Company Benefit Plan (or, in the case of any such Company Benefit Plan that is unwritten, descriptions thereof) as in effect on the date hereof, together with all amendments thereto; (ii) the most recent annual reports on Form 5500 required to be filed with the Internal Revenue Service (the "IRS"); (iii) the most recent summary plan descriptions, summaries of material modifications, and material communications; (iv) all current trust agreements, declarations of trust, insurance or group annuity contract, and other documents establishing funding arrangements (and all amendments thereto and the latest financial statements thereof); (v) the most recent IRS determination letter, if any; (vi) the two most recently prepared actuarial valuation reports; (vii) the most recently prepared financial statements; and (viii) all service provider agreements, investment management agreements, subscription agreements, participation agreements, and recordkeeping agreements.

           (c) Status of Plans. Each Company Benefit Plan (including any related trust) has been administered in all material respects in accordance with its terms and complies in all material respects, including in form, with the applicable provisions of ERISA, the Code and all other applicable Laws. No complete or partial termination of any Company Benefit Plan has occurred or is expected to occur with respect to any Company Benefit Plan that is an "employee benefit plan" within the meaning of ERISA with respect to which the Company or any of its Subsidiaries has any outstanding liability. Neither the Company nor any of its Subsidiaries has any commitment, intention or understanding to create, modify, or terminate any Company Benefit Plan. Except as required to maintain the tax-qualified status of any Company Benefit Plan, no condition or circumstance exists that would prevent the amendment or termination of any Company Benefit Plan. Benefits under all Company Benefit Plans are as represented and have not been increased subsequent to the date as of which documents have been provided.

           (d) Tax Qualification. Each Company Benefit Plan intended to be qualified under Section 401(a) of the Code has, as currently in effect, been determined to be so qualified by the IRS. Each trust established in connection with any Company Benefit Plan which is intended to be exempt from federal income taxation under Section 501(a) of the Code has, as currently in effect, been determined to be so exempt by the IRS. Each VEBA has been determined by the IRS to be exempt from federal income tax under Section 501(c)(9) of the Code. Since the date of each most recent determination referred to in this paragraph (d), no event has occurred and no condition or circumstance has existed that resulted or is likely to result in the revocation of any such determination or that would adversely affect the qualified status of any such Company Benefit Plan or the exempt status of any such trust or VEBA.

           (e) Contributions. All contributions, premiums and benefit payments under or in connection with the Company Benefit Plans that are required to have been made as of the date hereof in accordance with the terms of the Company Benefit Plans have been timely made or have been reflected on the most recent consolidated balance sheet filed or incorporated by reference into the Company SEC Documents. No such contributions and/or premiums that have been deducted for income tax purposes have been challenged or disallowed by any Governmental Entity, and to the Knowledge of the Company, no event has occurred and no condition or circumstance has existed that could give rise to any such challenge or disallowance. Neither the Company nor any of its Subsidiaries has any material unfunded liabilities pursuant to any Company Benefit Plan that is a "pension plan" within the meaning of Section 3(2) of ERISA that is not intended to be qualified under Section 401(a) of the Code.

           (f) No Pension Plans. Except as disclosed on Section 3.13(h) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has ever maintained or contributed to, or had any obligation to contribute to (or borne any liability with respect to) any "multiple employer plan" (within the meaning of the Code or ERISA) or any "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) or an "employee pension benefit plan" (within the meaning of Section 3(2) of ERISA subject to Section 412 of the Code or Section 302 or Title IV of ERISA.

           (g) Litigation; Pending or Threatened Claims; Excise Tax. Except as set forth on Section 3.12 of the Company Disclosure Schedule, no claims are pending against the Company Benefit Plans, or the Company or any of its Subsidiaries with respect to the Company Benefit Plans except for benefit payments in the normal course of business, and to the Knowledge of the Company, no employee, beneficiary, dependent, or governmental agency has threatened any appeal or litigation regarding any matter with respect to the Company Benefit Plans. Neither the Company nor any of its Subsidiaries has incurred any material liability for any tax or excise tax arising under Chapter 43 of the Code, and no event has occurred and no condition or circumstance has existed that would give rise to any such material liability. Neither the Company or any Subsidiary is a member of an "affiliated service group" within the meaning of Section 414(m) of the Code.

           (h) Welfare Plans. Neither the Company nor any of its Subsidiaries maintains any Company Benefit Plan which is (a) a "group health plan" (as such term is defined in Section 5000(b)(1) of the Code or Section 607(1) of ERISA) that has not been administered and operated in all material respects in compliance with the applicable requirements of Part 6 of Subtitle B of Title I of ERISA and Section 4980B of the Code or (b) a "group health plan" (as defined in 45 Code of Federal Regulations Section 160.103) that has not been administered and operated in all material respects in compliance with the applicable requirements of the Health Insurance Portability and Accountability Act of 1996 and the regulations promulgated thereunder, and neither the Company nor any of its Subsidiaries is subject to any liability, including, without limitation, additional contributions, fines, taxes, penalties or loss of tax deduction as a result of such administration and operation. Except as set forth in Section 3.13(h) of the Company Disclosure Schedule, no Company Benefit Plan which is such a group health plan is a "multiple employer welfare arrangement," within the meaning of Section 3(40) of ERISA. Each Company Benefit Plan that is intended to meet the requirements of Section 125 of the Code meets such requirements, and each program of benefits for which employee contributions are provided pursuant to elections under any Company Benefit Plan meets the requirements of the Code applicable thereto in each case except where such non-compliance has not had and would reasonably likely not have a material liability. Neither the Company nor any of its Subsidiaries maintains any Company Benefit Plan which is an "employee welfare benefit plan" (as such term is defined in Section 3(1) of ERISA) that has provided any "disqualified benefit" (as such term is defined in Section 4976(b) of the Code) with respect to which a material excise tax would be imposed.

           (i) Post-Retiree Benefits. Neither the Company nor any of its subsidiaries maintains any Company Benefit Plan (other than a plan qualified under Section 401(a) of the Code) providing for post-employment or retiree health or life insurance and/or other welfare benefits (other than as required under Part 6 of Subtitle B of Title I of ERISA and Section 4980B of the Code) and neither the Company nor any of its Subsidiaries have any obligation to provide any such benefits to any retired or former employees or active employees following such employees' retirement or termination of service.

           (j) Prohibited Transactions. Neither the Company nor any of its Subsidiaries nor any of their respective directors, officers, employees or, to the Knowledge of the Company, other persons who participate in the operation of any Company Benefit Plan or related trust or funding vehicle, has engaged in any transaction with respect to any Company Benefit Plan or breached any applicable fiduciary responsibilities or obligations under Title I of ERISA that would subject any of them to a material tax, penalty or liability for prohibited transactions or breach of any obligations under ERISA or the Code or would result in any material claim being made under, by or on behalf of any such Company Benefit Plan by any party with standing to make such claim.

           (k) Triggering Events. Except with respect to the treatment of Company Options or set forth in Section 3.13(k) of the Company Disclosure Schedule, the execution of this Agreement and the consummation of the transactions contemplated hereby, do not constitute a triggering event under any Company Benefit Plan, policy or arrangement which (either alone or upon the occurrence of any additional or subsequent event) will result in any payment (whether of severance pay or otherwise), "parachute payment" (as such term is defined in Section 280G of the Code), acceleration, vesting or increase in benefits to any employee or former employee or director of the Company or any of its Subsidiaries.

           SECTION 3.14. Taxes. Each of the Company and its Subsidiaries has timely filed, or has caused to be timely filed on its behalf (taking into account any extension of time within which to file) all Federal income and other material Tax Returns and reports required to be filed, and have paid, or caused to be paid or adequately reserved for in accordance with GAAP in the Company SEC Documents, all material Taxes due with respect to it on or prior to the date hereof. No material deficiencies for any Taxes have been assessed against the Company or any of its Subsidiaries that are still pending. Except as set forth in Section 3.14 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries (i) has made since January 1, 2001 a payment or entered into a settlement in an amount greater than $250,000 pursuant to an audit or other examination of Taxes by the tax authorities of any nation, state or locality and no audit is contemplated or pending; and (ii) is presently contesting any material Tax liability before any court, tribunal or agency. Neither the Company nor any of its Subsidiaries has been included in any "consolidated," "unitary" or "combined" Tax Return provided for under the law of the United States, any foreign jurisdiction or any state or locality with respect to Taxes for any taxable period for which the statute of limitations has not expired other than the consolidated, unitary or combined group of which the Company and its Subsidiaries are the sole members. All material Taxes which the Company and or any of its Subsidiaries was required by law to withhold or collect in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party have been duly withheld or collected, and have been timely paid over to the proper authorities to the extent due and payable. Since January 1, 1996 no written claim has ever been made by any taxing authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that the Company or any of its Subsidiaries is or may be subject to taxation by that jurisdiction. There are no tax sharing, allocation, indemnification or similar agreements in effect as between the Company or any of its Subsidiaries or any predecessor or affiliate thereof and any other party under which Parent, the Company or any of its Subsidiaries would be liable for any Taxes or other claims of any party after the Closing Date. Neither the Company nor any of its Subsidiaries has applied for, been granted, or agreed to any accounting method change for which it will be required to take into account any adjustment under Section 481 of the Code or any similar provision of the Code or the corresponding tax laws of any nation, state or locality. There are no material deferred intercompany transactions between the Company and any of its Subsidiaries or between its Subsidiaries which will result in the recognition of income upon the consummation of the transaction contemplated by this Agreement. For purposes of this Agreement the term "TAXES" shall mean all taxes, assessments, charges, duties, fees, levies or other governmental charges, including, without limitation, all Federal, state, local, foreign and other income, franchise, profits, gross receipts, capital gains, capital stock, transfer, property, sales, use, value-added, occupation, property, excise, severance, windfall profits, stamp, license, payroll, social security, withholding and other taxes, assessments, charges, duties, fees, levies or other governmental charges of any kind whatsoever (whether payable directly or by withholding and whether or not requiring the filing of a Tax Return), all estimated taxes, deficiency assessments, additions to tax, penalties and interest and shall include any liability for such amounts as a result either of being a member of a combined, consolidated, unitary or affiliated group or of a contractual obligation to indemnify any person or other entity. For purposes of this Agreement the term "TAX RETURN" shall mean all tax returns, statements, forms and reports (including elections, declarations, disclosures, schedules, estimates and information Tax Returns) for Taxes.

           SECTION 3.15. Title to Properties.

           (a) Section 3.15(a) of the Company Disclosure Schedule contains (i) a complete and accurate list of all real property owned by the Company or its Subsidiaries ("OWNED PROPERTIES"), (ii) a complete and accurate list of all leasehold or subleasehold estates of the Company or its Subsidiaries and other rights of the Company or its Subsidiaries to use or occupy any land, buildings, structures, improvements, fixtures or other interest in real property (including without limitation any amendments or modifications thereto) ("LEASED PROPERTIES") and (iii) a complete and accurate list of all subleases (including without limitation any amendments or modifications thereto) pursuant to which the Company or its Subsidiaries subleases real property as a sublessor ("SUBLEASED PROPERTIES"). Each of the Company and its Subsidiaries has good and marketable title to, or valid leasehold interests in, all its Owned Properties, Leased Properties and Subleased Properties, except for defects in title, easements, restrictive covenants and similar encumbrances that individually or in the aggregate have not had and would not reasonably be expected interfere in any material respect with the use or occupancy thereof or any portion thereof in the continued operation of the Company or the Subsidiaries' business as currently conducted thereon. All such properties and other assets, other than properties and other assets in which the Company or any of its Subsidiaries has a leasehold interest, are free and clear of all Liens, except for Liens that individually or in the aggregate have not had and would not reasonably be expected to interfere in any material respect with the use or occupancy thereof or any portion thereof in the continued operation of the Company or the Subsidiaries' business as currently conducted thereon.

           (b) Each of the Company and its Subsidiaries has complied in all material respects, with the terms of all leases and subleases to which it is a party or under which it is in occupancy, of any real property and all such leases and subleases are in full force and effect, except for such noncompliance that individually or in the aggregate has not had and would not reasonably be expected to have a Company Material Adverse Effect. True and complete copies of all Leases, including all amendments, supplements and any other modifications thereto and summaries thereof, have been made available to Parent or its representatives. Except as set forth in Section 3.04 of the Company Disclosure Schedule, the delivery and performance of this Agreement or the consummation of the transactions contemplated by this Agreement will not conflict with, require the consent, waiver, approval or authorization from any party, or result in any violation or breach of, or default (with or without notice or lapse of time or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation, the triggering of any payment or other obligation or to the loss of a benefit under, any Leases, whether pursuant to any "change in control" or any other provisions thereof, by operation of law or otherwise, except for such consents, waivers, approvals, or authorizations, which failure to obtain, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. The Company and its Subsidiaries' possession and quiet enjoyment of the Leased Properties under such Leases have not been materially disturbed, and to the Company and its Subsidiaries Knowledge, there are no material disputes with respect to such Leases. Neither the Company and its Subsidiaries nor to the Knowledge of the

Company, any other party to the Leases are in a material breach or default under such Leases, and no event has occurred or circumstance exist which, with the delivery of notice, the passage of time or both, would constitute such a material breach or default, or permit the termination, material modification or acceleration of rent under such Leases. No security deposit or portion thereof deposited with respect such Leases has been applied in respect of a breach or default under such Leases which has not been redeposited in full. The Company and its Subsidiaries have not subleased or granted use or occupancy rights of any Leased Properties to any third-party, except as disclosed on Section 3.15(a) of the Company Disclosure Schedule. The other party to such Leases are not an Affiliate of, and to the Knowledge of the Company does not have any economic interest in, the Company or its Subsidiaries. The Company and its Subsidiaries have not collaterally assigned or granted any other security interest in such Leases or any interest therein.

           (c) All Leased Properties are supplied with utilities necessary for the current operation of each such Leased Property.

           (d) This Section 3.15 does not relate to any matters with respect to intellectual property, which are addressed solely in Section 3.16.

           SECTION 3.16. Intellectual Property.

           (a) Section 3.16(a) of the Company Disclosure Schedule sets forth a true and complete list of all registrations and all applications for registrations for Intellectual Property and proprietary software owned by the Company and its Subsidiaries. All domestic and foreign patents, patent applications, patent disclosures, trademarks (including all registrations and applications), service marks (including all registrations and applications), certification marks (including all registrations and applications), copyrights (including all registrations and applications), mask works (including all registrations and applications) internet domain names, computer software, trade secrets, trade names, source codes, know-how, methods, processes, procedures, apparatus, equipment, industrial property, discoveries, inventions, designs, drawings, plans, specifications, engineering data, manuals, development projects, research and development work in progress, technology or other proprietary rights or confidential information owned by or licensed to the Company or any of its Subsidiaries, are referred herein to as the "INTELLECTUAL PROPERTY." Except as otherwise indicated in Section 3.16(a) of the Company Disclosure Schedule, the Company and its Subsidiaries own all right, title and interest, free and clear of all Liens and encumbrances, or have a valid right to use pursuant to a written agreement, all of the Intellectual Property.

           (b) Except for any and all computer software, firm ware and hardware license agreements and except as set forth in Section 3.16(b) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to any license or agreement, whether as licensor, licensee or otherwise with respect to any Intellectual Property. Except for such exceptions as, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect, none of the licenses or other agreements relating to the Intellectual Property to which the Company or any of its Subsidiaries is a party is subject to termination or cancellation or change in its terms or provisions as a result of this Agreement or the transactions provided for in this Agreement.

           (c) The operation of the business of the Company and its Subsidiaries do not infringe, misappropriate or otherwise violate the intellectual property rights of any Person.

           (d) Except as disclosed in Section 3.16(d) of the Company Disclosure Schedule, no claim is currently pending with respect to any intellectual property against the Company or its Subsidiaries or, to the Knowledge of the Company, is threatened by any Person nor to the Knowledge of the Company is there any valid ground for any bona fide claims (i) to the effect that the manufacture, sale or use of any product or process as used (currently or in the past) or offered or proposed for use or sale by the Company or any of its Subsidiaries infringes on any copyright, trade secret, patent, trade mark or other intellectual property right of any person, (ii) challenging the right of the Company or any of its Subsidiaries relating to the use of any Intellectual Property, or (iii) challenging the ownership, validity or effectiveness of any Intellectual Property. To the Knowledge of the Company, except as set forth in
Section 3.16(d) of the Company Disclosure Schedule, all Intellectual Property is valid, enforceable and subsisting.

           (e) Except as set forth in Section 3.16(e) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has made any claim in writing of a violation, infringement, misuse or misappropriation by any Person of the Company's or any of its Subsidiaries' rights to, or in connection with, any Intellectual Property which claim has not been fully settled or adjudicated.

           (f) Except as set forth in Section 3.16(f) of the Company Disclosure Schedule, the Company has not received any notice of and is not aware of interferences, oppositions, or other contested proceedings, either pending or, to the best knowledge of the Company, threatened, in the United States Patent And Trademark Office, the United States Copyright Office, or any Governmental Entity relating to any pending application of the Company with respect to any Intellectual Property.

           (g) No Intellectual Property is subject to any outstanding order, judgment, decree, stipulation or agreement to which the Company or any of its Subsidiaries is a party or otherwise has knowledge of restricting in any manner the licensing, assignment or other transfer, use or enforceability thereof by the Company or any of its Subsidiaries that, individually or in the aggregate, have had or would reasonably be expected to have a Company Material Adverse Effect.

           (h) The Company and each of its Subsidiaries have taken commercially reasonable steps to protect and preserve the validity of the Intellectual Property and confidentiality of all trade secrets and confidential proprietary information used or held for use in their respective businesses.

           (i) Except as set forth on Section 3.16(i) of the Company Disclosure Schedules, the Company has not agreed to indemnify any person or entity for any interference, infringement, misappropriation or violation with respect to any Intellectual Property of the Company.

           (j) The Intellectual Property represents all intellectual property rights reasonably necessary for the operation of the business of the Company and its Subsidiaries as currently conducted.

           (k) All Federal, State and Foreign Trademarks listed on Section 3.16(a) of the Company Disclosure Schedules owned and used by the Company and its Subsidiaries is owned by ECCA Enterprises, Inc. ("ENTERPRISES") and all domain names listed on Section 3.16(a) of the Company Disclosure Schedules owned and used by the Company and its Subsidiaries are owned by Eye Care Holdings, Inc. and record title of all such Trademarks is accurately reflected at the United States Patent and Trademark Office or other relevant Governmental Entity. All proprietary software listed on Section 3.16(a) is owned by ECCA Management Services Ltd. Section 3.16(k) of the Company Disclosure Schedules sets forth all inter-company license agreements with Enterprises pursuant to which the Company and its Subsidiaries use the Intellectual Property. All agreements relating to Intellectual Property licensed to and used by the Company and its Subsidiaries contain provisions granting each of the Company and its Subsidiaries right to use such Intellectual Property in each of their respective businesses.

           (l) The computer software, computer firmware, computer hardware (whether general purpose or special purpose), and other similar or related items of automated, computerized and/or software system(s) that are used or relied on by the Company and its Subsidiaries in the conduct of their businesses are sufficient in any material respect for the current future needs of such businesses.

           (m) All trademark license agreements between ECCA Enterprises, Inc. and the Company and its Subsidiaries contain the same terms and provisions as the Trademark License Agreement entered into between ECCA Enterprises, Inc. and EyeMasters, Inc. dated April 30, 2003.

           (n) All trademark license agreements between Enclave Advancement Group, Inc. and optometrists contain substantially similar terms and conditions as the standard form license agreement provided to Parent Representatives pursuant to Section 3.09.

           (o) Other than optometrists who have entered into trademark license agreements pursuant to Section 3.16(n), all optometrists who use MASTER EYE ASSOCIATES in connection with their services have entered into sublease agreements containing substantially similar terms and conditions to the form sublease agreements provided to Parent Representatives, including Sections 2.4 (Intellectual Property) and 7.1 (Indemnification) provided in such form sublease agreements.

           SECTION 3.17. Brokers and Other Advisors. No broker, investment banker, financial advisor or other person, other than Merrill, Lynch and Co. and Bank of America, the fees and expenses of which will be paid by the Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

           SECTION 3.18. Insurance; Fidelity Bonds. The Company and its Subsidiaries have insurance policies, including, without limitation, policies of fire, casualty, liability, errors and omissions, directors' and officers' liability and workers' compensation insurance, that are reasonable and to the Knowledge of the Company, sufficient for the operation of their respective businesses. All such insurance policies are in full force and effect and all premiums due and payable that are necessary to maintain such policies in full force and effect have been paid. Neither the Company nor any of its Subsidiaries has received any notice of cancellation or modification in coverage amounts of insurance policies. During the 12 month period immediately preceding the date hereof, no insurer under any Insurance Policy has canceled or generally disclaimed liability under any such policy or, to the Knowledge of Company, indicated any intent to do so or not to renew any Insurance Policy, except as may be required under applicable state insurance Laws.

           SECTION 3.19. Relationships with Optometrists and Ophthalmologists.

           (a) The Company and its Subsidiaries have maintained generally good commercial working relationships with each of their material affiliated optometrists, ophthalmologists and other eye care professionals (each an "AFFILIATED PROFESSIONAL" and collectively, the "AFFILIATED PROFESSIONALS"). Except as set forth in Section 3.19(a) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has received (i) any written notice of or has any Knowledge of the intention of or threat by any Affiliated Professional to cancel, terminate or otherwise materially and adversely modify its relationship or any Contract or agreement (including, any business management agreement) with the Company or any of its Subsidiaries or (ii) any material dispute with any Affiliated Professional.

           (b) Except as set forth in Section 3.19 of the Company Disclosure Schedule and for such exceptions that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect: (i) each agreement between the Company or any of its Subsidiaries and any Affiliated Professional is valid and enforceable; (ii) the Company and/or each of its Subsidiary party thereto has duly performed in all material respects all of their respective obligations thereunder to the extent that such obligations to perform have accrued; (iii) and no material breach or default, alleged breach or default, or event which would (with the passage of time, notice or both) constitute a breach or default thereunder by the Company or any of its Subsidiaries or, to the Knowledge of the Company, any other party or obligor with respect thereto, has occurred or as a result of this Agreement or the performance hereof will occur. The relationships of the Company and its Subsidiaries with each of its material suppliers are good commercial working relationships, and except as set forth on Section 3.19(b) of the Company Disclosure Schedule no such supplier has canceled or otherwise terminated, or threatened in writing to cancel or otherwise terminate, its relationship with the Company or any of its Subsidiaries. The Company has not received any written notice that any such supplier may cancel or otherwise materially and adversely modify its relationship with the Company or any of its Subsidiaries or limit its services, supplies or materials to the Company or any of its Subsidiaries, or of the Company and its Subsidiaries either as a result of the transactions contemplated hereby or otherwise.

           SECTION 3.20. Managed Vision Care. Section 3.20 of the Company Disclosure Schedule sets forth a list of the top twenty managed vision care plans to whose members the Company or its Subsidiaries provide vision care products and services, who have provided the Company or its Subsidiaries, ranked in order of the revenues provided to the Company or its Subsidiaries (the "MANAGED CARE PLANS"). There is no dispute pending nor to the Knowledge of the Company is any dispute threatened with a Managed Care Plan. Neither the Company nor any of its Subsidiaries has received any information from any Managed Care Plan that such plan will not continue to maintain its existing relationship with the Company after the execution of this Agreement or that any such Managed Care Plan intends to terminate or materially modify existing contracts or arrangements with the Company or any of its Subsidiaries. None of the Company or any of its Subsidiaries, nor to the Company's Knowledge, any other party, is in material breach of or default under any material agreement, contract or arrangement between the Company or such Subsidiary and any Managed Care Plan.

           SECTION 3.21. Non-Arm's-Length Transactions. Other than as an owner of publicly traded securities, neither the Company nor any of its Subsidiaries have any direct or indirect ownership interest in the business of any material customer, supplier, manufacturer or distributor of the Company or any of its Subsidiaries. To the Knowledge of the Company, there are no existing or proposed agreements, arrangements and transactions between an officer or director of the Company or any of its Subsidiaries on the one hand, and any material supplier or customer of the Company or any of its Subsidiaries, on the other hand.

           SECTION 3.22. Sole Representations and Warranties.

           (a) Except for the representations and warranties contained in this
Article III, none of the Company, any advisor to any person referred to in this paragraph (a) or any other person makes any express or implied representation or warranty on behalf of the Company, and the Company hereby disclaims any such representation or warranty whether by the Company, any of its respective Affiliates, officers, directors, employees, agents or representatives of any person referred to in this subparagraph (a) or by any other person.

           (b) In particular, without limiting the foregoing disclaimer, none of the following shall be deemed to constitute a representation or warranty of any person referred to in paragraph (a) of this Section 3.22: (i) any information set forth in any documents distributed to any third party in connection with the proposed sale of the Company, except for the information set forth in the Company Disclosure Schedule (ii) any financial projection or forecast relating to the Company; or (iii) any oral or written information presented to Parent, Merger Sub, their Affiliates or advisors during any management presentation, including any question and answer session thereto. With respect to any projection or forecast delivered by or on behalf of the Company to Parent, Merger Sub, their Affiliates or advisors, Parent and Merger Sub acknowledge that

Merger Sub, their Affiliates or advisors, Parent and Merger Sub acknowledge that
(A) there are uncertainties inherent in attempting to make such projections and forecasts, (B) each is familiar with such uncertainties, (C) each is taking full responsibility for making its own evaluation of the adequacy and accuracy of all such projections and forecasts so furnished to it, and (D) it shall have no claim against any person with respect thereto other than a claim for fraud or bad faith.

                                   ARTICLE IV

             Representations and Warranties of Parent and Merger Sub
             -------------------------------------------------------

           Parent and Merger Sub represent and warrant to the Company that each of the statements set forth below is true and correct as of the date hereof (unless such statement expressly relates to an earlier date in which case such statement is true and correct as of such earlier date):

           SECTION 4.01. Organization, Standing and Corporate Power. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated and has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as now being conducted. Each of Parent and Merger Sub is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed individually or in the aggregate has not had and would not reasonably be expected to have a Parent Material Adverse Effect. For purposes of this Agreement, "PARENT MATERIAL ADVERSE EFFECT" shall mean any change, event, occurrence, violation, circumstance or effect having or that is reasonably likely to have a material adverse effect on (i) the ability of the Parent to perform its obligations under this Agreement or to consummate the transactions contemplated hereby, (ii) the ability of the shareholders of Moulin who are party to the Moulin Shareholder Voting Agreement to perform their obligations thereunder or (iii) the business, assets (including intangible assets), Liabilities, financial condition or results of operations of the Parent and its Subsidiary, taken as a whole, except for any change or effect that arises out of, results from or is attributable to (a) any change in conditions in the United States, foreign or global economy or capital or financial markets generally, including any change in interest or exchange rates, which, in each, do not disproportionately affect the Parent and its Subsidiary, taken as a whole, (b) any change in conditions (including any change in general legal, regulatory, political, economic or business conditions or any change in GAAP) in or otherwise generally affecting industries in which the Parent and its Subsidiary conduct business, which, in each case, do not disproportionately affect the Parent and its Subsidiary, taken as a whole, (c) the impact of the announcement of the execution of this Agreement, or the consummation of the transactions contemplated hereby, on the relationships, contractual or otherwise, between the Parent and its landlords, suppliers, vendors or employees or (d) any act of terrorism or war (whether or not threatened, pending or declared), which does not disproportionately affect the Parent and its Subsidiary, taken as a whole. Parent has made available to the Company complete and correct copies of its Articles of Incorporation and Bylaws and the Articles of Incorporation and Bylaws of Merger Sub.

           SECTION 4.02. Authority; Noncontravention.

           (a) Each of Parent and Merger Sub has all requisite corporate power and authority to execute and deliver into this Agreement, perform its obligations hereunder and, consummate the transactions contemplated by this Agreement. Except for the approval of the shareholders of Moulin, the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery by the other party hereto, constitutes a legal, valid and binding obligation of Parent and Merger Sub enforceable against Parent and Merger Sub in accordance with its terms (subject to applicable bankruptcy, solvency, fraudulent transfer, reorganization, moratorium and other Laws affecting creditors' rights generally from time to time in effect). The respective Board of Directors of Parent and Merger Sub, at a meeting duly called and held, duly adopted resolutions approving and declaring advisable this Agreement and have been adopted by Parent as the sole stockholder of Merger Sub.

           (b) The execution and delivery of this Agreement do not, and the consummation of the Merger and the other transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, require the consent, waiver, approval or authorization from any party to, or result in any violation or breach of, or default (with or without notice or lapse of time or both) under (i) the Articles of Incorporation or Bylaws of Parent and Merger Sub, (ii) any Contract to which Parent or Merger Sub is a party or any of their respective properties or other assets is subject or
(iii) subject to the governmental filings and other matters referred to in
Section 4.03, any Law applicable to Parent or Merger Sub or their respective properties or other assets, other than, in the case of clauses (ii) and (iii), any such conflicts, consents, waivers, approvals, authorizations, violations, or breaches, defaults, rights, losses or Liens that individually or in the aggregate have not had and would not reasonably be expected to have a Parent Material Adverse Effect.

           (c) The Board of Directors of Moulin, at a meeting duly called and held, duly adopted resolutions (i) approving and declaring advisable this Agreement, the Merger and the other transactions contemplated by this Agreement,
(ii) resolving that the adoption of this Agreement be submitted to a vote at a meeting of the shareholders of Moulin and (iii) recommending that the shareholders of Moulin adopt this Agreement.

           SECTION 4.03. Governmental Approvals. No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any Governmental Authority is required by or with respect to Parent or Merger Sub in connection with the execution and delivery of this Agreement by

Parent and Merger Sub or the consummation by Parent and Merger Sub of the Merger or the other transactions contemplated by this Agreement, except for (a) the filing of a premerger notification and report form by Parent under the HSR Act,
(b) the filing of the Certificate of Merger with the Secretary of State of the State of Texas, and (c) compliance with any requirements of the applicable securities laws or the stock exchanges on which any securities of Parent or any of its Affiliates are subject and (d) such other consents, approvals, orders, authorizations, registrations, and declarations and filings the failure of which to be obtained or made individually or in the aggregate would not reasonably be expected to have a Parent Material Adverse Effect.

           SECTION 4.04. Brokers and Other Advisors. No broker, investment banker, financial advisor or other person, other than J.P. Morgan Securities Inc. the fees and expenses of which will be paid by Parent, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent.

           SECTION 4.05. Financial Capacity. As of the Closing, Parent and Merger Sub have collectively provided to the Company true, correct and complete copies of (a) commitment letters from each of Moulin and Golden Gate Private Equity, Inc. to provide equity financing to Parent and (b) a commitment letter from J.P. Morgan Securities Inc. and JPMorgan Chase Bank, N.A, to provide debt financing to the Parent and Merger Sub (the "DEBT COMMITMENT Letter", and collectively with the commitment letters from Moulin and Golden Gate Private Equity, Inc., the "COMMITMENT LETTERS"). Subject to the terms and conditions set forth therein, the proceeds from the financing transactions contemplated by the Commitment Letters will provide sufficient funds for Parent and Merger Sub to consummate the transactions contemplated by this Agreement. As of the date hereof, (i) the Commitment Letters are in full force and effect and (ii) to the knowledge of Parent and Merger Sub, there are no facts or circumstances that create a basis for Parent or Merger Sub to believe that it will not be able to obtain the financing contemplated by the Commitment Letters. Each of Parent and Merger Sub agree that, without the prior written consent of the Company, it shall not amend or alter the "Closing Conditions" or "conditions precedent" portion of any Commitment Letter or any other provision thereof that would adversely affect the timing or certainty of the Closing. The financing transactions contemplated by the Commitment Letters are not subject to conditions other than those set forth in the Commitment Letters.

           SECTION 4.06. Conduct of Business. Each of Parent and Merger Sub is a corporation formed solely for the purpose of consummating the Merger and the other transactions contemplated hereby and has not engaged in any business activity except as contemplated by this Agreement and the transactions contemplated hereby.

                                    ARTICLE V

                    Covenants Relating to Conduct of Business
                    -----------------------------------------

           SECTION 5.01. Conduct of Business.

           (a) Conduct of Business by the Company. During the period from the date of this Agreement to the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, carry on its business in the ordinary course consistent with past practice and, to the extent consistent therewith, use all commercially reasonable efforts to preserve intact its current business organizations, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with it with the intention that its goodwill and ongoing business shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, except as provided in Section 5.01(a) of the Company Disclosure Schedule or as contemplated by this Agreement, the Company shall not, and shall not permit any of its Subsidiaries to, without Parent's prior written consent (such consent not to be unreasonably withheld, conditioned or delayed with respect to any matters set forth in clauses (iv),
(v), (vi), (ix), (x), (xi), (xii) and, to the extent relating to any of the foregoing, clause (xvi)):

                (i) (A) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of its capital stock, other than (1) dividends or distributions by a direct or indirect wholly owned Subsidiary of the Company to its parent (2) the accrual of Accrued and Unpaid Dividends in accordance with the terms of the Company Preferred Stock (B) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (C) purchase, redeem or otherwise acquire any shares of its capital stock or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

                (ii) issue, deliver, sell, grant, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities, or any "phantom" stock, "phantom" stock rights, stock appreciation rights or stock based performance units (other than (A) the issuance of shares of Company Capital Stock upon the exercise of any Company Option outstanding on the date hereof or granted after the date hereof in accordance with clause (B) below in accordance with their terms on the date hereof (or on the date of grant, if later), or (B) (I) the grant to newly hired or promoted employees of options to acquire shares of Company Common Stock and (II) the grant to existing employees of options to acquire shares of Company Common Stock consisting of the Company's annual option grants, in the case of either clause (I) or (II) above, in accordance with the Company's ordinary course of business consistent with the Company's guidelines in respect of option grants);

                (iii) amend the Articles of Incorporation, the Statement of Resolution Establishing Series of Shares of Preferred Stock dated April 24, 1998, or Bylaws of the Company or the comparable charter or organizational documents of any of its Subsidiaries;

                (iv) acquire in any manner an amount of assets of any third party, individually, in excess of $250,000 or, in the aggregate, in excess of $500,000, except for (A) acquisitions of assets in the ordinary course of business consistent with past practice and (B) pursuant to existing Contracts as of the date hereof;

                (v) (A) sell, transfer, pledge, guarantee, lease, license, mortgage, sell and leaseback or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or other assets to a third party, individually, in excess of $250,000 or, in the aggregate, in excess of $500,000, except for (x) sales of properties or other assets in the ordinary course of business consistent with past practice and (y) pursuant to existing Contracts as of the date hereof; (B) incur, assume or modify any indebtedness for money borrowed or guarantee thereof, including capitalized lease obligations, in excess of $250,000 and drawdowns or borrowings under the credit facilities of the Company in effect on the date hereof; (C) acquire directly or indirectly, by repurchase or otherwise any shares of the capital stock of the Company or any Subsidiary except as contemplated by this Agreement other than share repurchases pursuant to the Shareholders' Agreement; or (D) enter into or renew any lease or other commitment in respect of real or personal property to be performed over a period exceeding one year where the present value of payments to be made thereunder exceeds $10,000 individually or $100,000 in the aggregate, other than
(1) renewals of pre-existing expiring leases and (2) entering into up to ten
(10) leases pursuant to new store openings and eight (8) new leases pursuant to store relocations, in each case in the ordinary course of business consistent with past practices of the Company and which the Company will provide Parent with at least five (5) days advance notice of such action;

                (vi) except as set forth in Section 5.01(a)(vi) of the Company Disclosure Schedule, make any new capital expenditure or expenditures which, individually, is in excess of $250,000 or, in the aggregate, are in excess of $500,000;

                (vii) grant to any director or officer of the Company or any of its Subsidiaries (A) any material increase in compensation, bonus or other benefits other than pursuant to a bona fide promotion in the ordinary course of business or (B) any increase in severance or termination pay, in each case except in the ordinary course of business consistent with past practice or as required by any employment, severance or termination agreement in effect as of the date hereof;

                (viii) (A) enter into any employment, deferred compensation, supplemental retirement or other similar agreement (or any amendment to any such existing agreement) with any director or officer of the Company or any of its Subsidiaries (B) increase or accelerate the vesting and/or payment of, benefits under any existing severance or termination pay policies or employment agreements, in each case except in the ordinary course of business consistent with past practice or as required by any employment, option, severance or termination agreement in effect as of the date hereof and (C) except as required by Law, establish, adopt, enter into, amend or terminate any employee benefit plan or any collective bargaining, thrift, compensation or other plan, agreement, trust, fund, policy or arrangement for the benefit of any directors, officers or employees;

                (ix) cancel, settle or compromise any material claims or litigation in excess of $100,000 individually or $250,000 in the aggregate or waive, release or assign any material rights or claims involving in excess of $100,000 individually or $250,000 in the aggregate;

                (x) sell, assign, transfer, license or convey any of their respective intellectual property rights, except in the ordinary course of business;

                (xi) except as required by applicable Law or GAAP, make any material change in its method of accounting or accounting principles;

                (xii) enter into, amend or terminate any Material Contract other than in the ordinary course of business (except for Leases);

                (xiii) (A) write-off as uncollectible any notes or accounts receivable, except write-offs in the ordinary course of business consistent with past practice charged to applicable reserves or (B) defer or postpone making payments of any accounts payable, accrued expenses or other obligations of the Company unless such deferral or postponement is due to a good faith dispute as to liability or amount or is in accordance with the Company's past practices as to the timing of payments or other obligations, or accelerate the collection of any accounts or other receivables or amounts owing to the Company unless such acceleration is in accordance with the Company's past practices as to the timing of such collections;

                (xiv) make any loans, advances or capital contributions to, or investments in, any other Person other than loans, advances, reimbursement of expenses to employees or capital contributions by the Company or any of its Subsidiaries to any direct or indirect wholly owned Subsidiary of the Company;

                (xv) (A) file or cause to be filed any amended Tax Returns; (B) prepare any Tax Return of the Company or any of its Subsidiaries in a manner that is inconsistent with the past practices with respect to the treatment of items on such Tax Returns except to the extent that any inconsistency is required by Law; (C) incur any material liability for Taxes other than in the ordinary course of business; and (D) enter into any settlement or closing agreement with a taxing authority that materially increases or may materially increase the Tax liability of the Company or any of its Subsidiaries for any period; or

                (xvi) authorize any of, or commit, propose or agree to take any of, the foregoing actions.

           (b) Other Actions. The Company and Parent shall not, and shall not permit any of their respective Subsidiaries to, take any action that would, or that would reasonably be expected to, result in (i) any of the representations and warranties of such party set forth in this Agreement that are qualified by materiality becoming untrue or (ii) any of such representations and warranties that are not so qualified becoming untrue in any material respect.

           SECTION 5.02. No Solicitation by the Company. The Company shall not, nor shall it authorize or permit any of its Subsidiaries, any of their respective directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other advisor, agent or representative retained by it or any of its Subsidiaries or controlled Affiliates to, (i) solicit, initiate, facilitate or knowingly encourage, directly or indirectly, the initiation of a Company Proposal, (ii) enter into any agreement, arrangement or understanding with respect to any Company Proposal, or agree to approve or endorse any Company Proposal or enter into any agreement, arrangement or understanding that to the Knowledge of the Company would require the Company to abandon, terminate or fail to consummate the Merger, (iii) initiate or participate in any discussions or negotiations with, or furnish or disclose any information to, any Person (other than Parent or Merger Sub or any of their representatives) in connection with any Company Proposal or (iv) facilitate or further in any other manner any inquiries or the making or submission of any proposal that constitutes, or may reasonably be expected to lead to, any Company Proposal. The Company shall, and shall cause its Subsidiaries to, immediately cease and cause to be terminated all existing discussions or negotiations with any person conducted heretofore with respect to any Company Proposal.

           For purposes of this Agreement "COMPANY PROPOSAL" shall mean (i) any proposal or offer for a merger, consolidation, dissolution, recapitalization or other business combination involving the Company or any of its Subsidiaries,
(ii) any proposal for the issuance of any equity securities of the Company or any of its Subsidiaries (other than upon exercise of Company Options) or (iii) any proposal or offer to acquire in any manner, directly or indirectly, (A) any equity securities of the Company or any of its Subsidiaries or (B) any of the assets of the Company or any of its Subsidiaries outside the ordinary course of business and consistent with past practices, in each case other than the transactions contemplated by this Agreement and the agreements to be executed in connection herewith.

           SECTION 5.03. Assisting in Preparation of Hong Kong Circular. The Company shall assist with and reasonably cooperate in the preparation of a shareholders circular meeting the requirements of the Stock Exchange of Hong Kong Limited relating to the meeting of Moulin shareholders to be held in connection with the Merger (together with any amendments thereof or supplements thereto, in each case in the form or forms mailed to Moulin's shareholders, the "HONG KONG CIRCULAR"), including promptly assisting in the preparation of a financial audit by Ernst & Young LLP of the Company and its Subsidiaries for the nine (9) month period ended September 25, 2004 (the "STUB AUDIT"), as required by the Rules Governing the Listing of Securities on the Stock Exchange of Hong Kong Limited to be included in the Hong Kong Circular or in connection with approval by the shareholders of Moulin, provided, that any expenses incurred by the Company pursuant to this Section 5.03 (the "MOULIN APPROVAL FEES") shall be paid by Moulin whether or not the Closing occurs.

           SECTION 5.04. Actions with Respect to Financing.

           (a) Each of Parent and Merger Sub will perform all obligations required to be performed by it in accordance with and pursuant to the Commitment Letters, will use reasonable commercial efforts to maintain the same in full force and effect, and will not amend, terminate or waive any provisions under such Commitment Letters in a manner that would materially affect Parent and Merger Sub's ability to consummate the transactions contemplated hereby without the prior written consent of the Company. Parent and Merger Sub will from time to time provide such information as the Company may reasonably request regarding the status of such financings and related negotiations.

           (b) Each of Parent and Merger Sub will provide prompt written notice to the Company following its receipt of notification by any financing source under the Commitment Letters or in connection with any substitute debt or other financing of such source's refusal or intended refusal to provide the financing described in the applicable Commitment Letter and, in each case, the stated reasons therefor (if any). In any such event, Parent and Merger Sub will use reasonable commercial efforts to arrange substitute financing for such financing as promptly practicable.

           (c) (i) The Company shall, and shall cause each of its Subsidiaries to, at Parent's and Merger Sub's expense, use reasonable best efforts to assist Parent and Merger Sub in their efforts to comply with their respective obligations under the Debt Commitment Letter and to obtain the funding contemplated by the Debt Commitment Letter, including assisting with the preparation of Offering Materials complying in all material respects with requirements applicable in an offering of securities pursuant to a Form S-1 registration statement under the Securities Act of 1933, and shall use reasonable best efforts to cause its independent accountants to cooperate with and assist Merger Sub in preparing such information packages, offering memoranda or prospectuses and other offering materials as the parties to the Debt Commitment Letter may reasonably request, including audited, unaudited, and pro forma financial statements meeting the requirements of Regulation S-X of the Company and its Subsidiaries for the periods required of a registrant on Form S-1 (collectively, the "OFFERING Materials") for use in connection with the offering and/or syndications of debt securities, loan participations and other matters contemplated by the Debt Commitment Letter, including an offering pursuant to Rule 144A under the Securities Act and a subsequent registration of such securities under the Securities Act (the "OFFERINGS"). Without limiting the generality of the foregoing, the Company shall use reasonable best efforts to:
(a) upon reasonable prior notice, make senior management and other representatives of the Company and its Subsidiaries available to (1) participate in and assist in the preparation of materials for meetings with prospective investors, (2) participate in "road shows" in connection with any such Offerings, and (3) participate in and assist in the preparation of materials for meetings with rating agencies; (b) cause the present and former independent accountants for the Company and its Subsidiaries to (1) participate in drafting sessions related to the preparation of the Offering Materials and (2) make work papers reasonably available to Merger Sub, the underwriters and their respective representatives; (c) cause the present and former independent accountants for the Company and its Subsidiaries to deliver "comfort-letters" in customary form in connection with any Offering; (d) cause the present and former independent accountants for the Company and its Subsidiaries to deliver consents to the inclusion of financial statements required in connection with any Offering registered under the Securities Act; (e) provide such information and assistance as the parties to the Debt Commitment Letter may reasonably request in connection therewith; and (f) execute any reasonably necessary management representation letters to the Company's and its Subsidiaries' accountant's to issue unqualified reports with respect to the financial statements to be included in any Offering Materials.

                (ii) The costs and expenses, including legal and accounting fees (collectively, the "FINANCING ASSISTANCE FEES"), of the Company and its Subsidiaries in complying with its covenants and obligations set forth in
Section 5.04(c) shall be paid by Moulin and Parent to the Company if the Closing does not occur.

           SECTION 5.05. Non-USRPHC Certificate. The Company shall furnish to Parent on or before the Closing Date a certificate stating that the Company has not been a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code at any time during the five-year period ending on the Closing Date.

           SECTION 5.06. Company Approval.

           (a) The Company shall take all action necessary, in accordance with and subject to the TBCA and its articles of incorporation and bylaws, to, at its election, either (i) solicit the written consent of the Company Shareholders to consent to or (ii) duly call, give notice of and convene and hold a special meeting of the Company Shareholders as soon as legally permissible after the date hereof, to consider and vote upon, in either case, the adoption and approval of this Agreement and the Merger (the "COMPANY SHAREHOLDER MERGER APPROVAL"). The Company shall include in any written materials distributed to the Company Shareholders in connection with such consent solicitation or vote the Company Board Recommendation and the Board shall use its reasonable best efforts to obtain the approval of the Merger and this Agreement and, if required in connection with any amendment or supplement of this Agreement, resolicit such consents or approvals and will take all other action necessary or advisable to secure the consent or approval of its Company Shareholders to the transactions contemplated hereby.

           (b) In addition, subsequent to the Company Merger Approval, the Company shall take all action necessary, in accordance with and subject to the TBCA and its articles of incorporation and bylaws, to, at its election, either
(i) solicit the written consent of the Company Shareholders to consent to or
(ii) duly call, give notice of and convene and hold a special meeting of the Company Shareholders to consider and vote upon, in either case, the payment of the Management Bonuses contemplated by Section 6.03, in accordance with the shareholder approval requirements of Section 280G(b)(5)(A) of the Code and the regulations promulgated thereunder (the "COMPANY SHAREHOLDER BONUS APPROVAL").

           SECTION 5.07. Termination of Liens. The Company shall use its commercially reasonable efforts to obtain releases and terminations, upon the reasonable request and to the reasonable satisfaction of Parent (whether as a result of a lien search conducted by Parent or otherwise), prior to or contemporaneously with the Effective Time, of liens or security interests granted by the Company or any of its Subsidiaries, including without limitation those that require the execution and delivery of security interest releases at the US Patent and Trademark Office, in respect of the Company's existing senior secured facility with Fleet National Bank and any other indebtedness which is not intended to continue from and after the Effective Time.

           SECTION 5.08. Assistance with Employee Benefits Matters. The Company shall reasonably assist and cooperate with Parent in the conduct of Parent's further due diligence of all material matters related to the Company Benefit Plans that are (a) intended to be qualified under section 401(a) of the Code or
(b) set forth in Section 3.13(c) of the Company Disclosure Schedule (such plans in clauses (a) and (b) the "SECTION 5.08 PLANS"). The Company and Parent shall reasonably assist each other and cooperate in the preparation, submission and filing of all required material filings, submissions, and written communications with the U.S. Department of Labor or the IRS, as applicable, with respect to such Section 5.08 Plans; provided, however, that no such filings, submissions or written communications may be made without the prior consent of the Company, which consent shall not be unreasonably withheld or withheld in bad faith. Notwithstanding anything in this Agreement to the contrary, no change, event, occurrence, violation, circumstance, effect or Liability with respect to the
Section 5.08 Plans resulting from (i) due diligence conducted in accordance with this Section 5.08 or (ii) any material filings, submissions or written communications with the U.S. Department of Labor or the IRS, as applicable, shall be taken into account in any determination of whether a Company Material Adverse Effect has occurred or would be reasonably likely to occur.

                                   ARTICLE VI

                              Additional Agreements

           SECTION 6.01. Note Repayment. Upon the request of the Parent, the Company shall (a) promptly commence a cash tender offer to purchase all of the outstanding 9 1/8 % Senior Subordinated Notes due 2008 of the Company(the "FIXED RATE NOTES") and the Company's 9 1/8 % Floating Interest Rate Subordinated Term Securities due 2008 (collectively the "NOTES") and (b) solicit the consent of the holders of the Notes to amend the Indenture to eliminate all material covenants and related defaults and otherwise to permit the transactions contemplated by this Agreement (including, without limitation, obtaining the financing under the Debt Commitment Letter), which acceptance for payment of the

Notes shall be conditioned upon consummation of the Merger (clauses (a) and (b) together, the "DEBT TENDER"); provided, however, subject to the satisfaction of the closing condition set forth in Section 7.02(f)(ii), that to the extent that the Minimum Tender Requirement shall not have been met at least two Business Days prior to the Closing, then the Company shall simultaneously with or immediately before (or to the extent permitted, after the Closing), (i) send or cause to be sent an irrevocable notice of redemption to all holders of outstanding Notes in accordance with the terms of the Indenture, dated as of April 23, 1998, as amended (the "INDENTURE") governing the Notes and (ii) deposit with the trustee under the Indenture (the "TRUSTEE") or such other trustee in accordance with the terms of the Indenture funds necessary to redeem all outstanding Notes and discharge the Indenture in accordance with its terms (the "NOTE REDEMPTION AND DISCHARGE"), which funds shall be provided by Merger Sub from one or more of the transactions contemplated hereby. In the event the Company commences the Debt Tender and consent solicitation in respect of the Notes, to the extent of any outstanding Notes that are not properly tendered (and not withdrawn) and paid for in the Debt Tender, the Surviving Corporation shall simultaneously with or immediately before or after the Closing deliver or cause to be delivered a redemption notice with respect to any Notes that remain outstanding and promptly pay for and redeem such Notes in accordance with the terms of the Indenture. The Surviving Corporation shall take any and all other additional steps or actions and execute any and all additional documents, instruments or certificates necessary to effect the purchase of tendered Notes or redemption of the Notes and satisfaction and discharge of the Indenture, as applicable.

           SECTION 6.02. Senior Bank Financing. Concurrently with the Closing, Merger Sub shall cause to be repaid all of the Company's obligations pursuant to that certain Amended and Restated Credit Agreement by and among the Company and Fleet National Bank, as administrative agent (the "SENIOR CREDIT FACILITY") dated as of December 23, 2002.

           SECTION 6.03. Management Bonus. Concurrently with the Closing, but subject to obtainment of the Company Shareholder Bonus Approval with respect to any individual who would be subject to the excise tax imposed by Section 4999 of the Code, the Surviving Corporation shall pay to each member of management of the Company identified in the Merger Agreement Management Bonus Amounts Letter (the "LETTER") delivered to Parent as of the date hereof, a management bonus (individually, a "MANAGEMENT BONUS" and collectively, the "MANAGEMENT BONUSES") in the amount set forth in the Letter with respect to each such individual. Except as provided in Section 6.03 of the Company Disclosure Schedule, no Management Bonus shall be payable to any individual identified in the Letter unless such individual is employed by the Surviving Corporation or a Subsidiary of the Surviving Corporation in good standing on the Closing Date or at the Company's discretion in the event of such individual's death. Prior to the Closing, the Company shall use commercially reasonable efforts to ensure that the tax deduction with respect to the Management Bonuses shall not be disallowed under Section 280G of the Code and the individuals who receive such payments shall not be subject to the excise tax imposed by Section 4999 of the Code.

           SECTION 6.04. Commercially Reasonable Efforts. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including using commercially reasonable efforts to accomplish the following: (a) the taking of all acts necessary to cause the conditions to Closing to be satisfied as promptly as practicable, (b) the obtaining of all necessary actions, waivers, consents and approvals from Governmental Authorities and the making of all necessary registrations and filings (including filings with Governmental Authorities, if any) and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by any Governmental Authority with respect to the transactions contemplated hereunder,
(c) the obtaining of all necessary consents, approvals or waivers from third parties set forth on Section 3.04 of the Company Disclosure Schedule that relate to the Leases or which the failure to so obtain would have a Company Material Adverse Effect (the costs and expenses of which shall be borne solely by the Company, provided that such costs and expenses shall be repaid by Moulin or the Parent to the Company if the Merger is not consummated due to a breach of this Agreement by Parent or Merger Sub or of the Moulin Shareholder Voting Agreement by Moulin or the failure of any of the conditions set forth in Section 7.01(c) or Section 7.03(a) or (b) to be satisfied), (d) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Authority vacated or reversed and (e) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. In connection with and without limiting the foregoing, the Company and Parent each agree to use its commercially reasonable efforts to take promptly any and all steps necessary to avoid or eliminate each and every impediment under any antitrust or competition Laws that may be asserted by any Federal, state and local and non-United States antitrust or competition authority, so as to enable the parties to close the transactions contemplated by this Agreement as expeditiously as possible, including committing to or effecting, by consent decree, hold separate orders, trust or otherwise the sale or disposition of such of its assets or businesses as are required to be divested in order to avoid the entry of, or to effect the dissolution of, any decree, order, judgment, injunction, temporary restraining order or other order in any suit or preceding, that would otherwise have the effect of preventing or materially delaying the consummation of the Merger and the other transactions contemplated by this Agreement. In addition, each of the Company and Parent agree to use its commercially reasonable efforts to take promptly any and all steps necessary to vacate or lift any order relating to antitrust or competition that would have the effect of making any of the transactions contemplated by this Agreement illegal or otherwise prohibiting or materially delaying their consummation.

           SECTION 6.05. Indemnification, Exculpation and Insurance.

           (a) From and after the Effective Time, Parent shall, and shall cause the Surviving Corporation to, and the Surviving Corporation shall, indemnify and hold harmless, to the fullest extent permitted under applicable Law, the individuals who on or prior to the Effective Time were directors, officers or employees of the Company or any of its Subsidiaries (collectively, the "INDEMNITEES") with respect to all acts or omissions by them in their capacities as such or taken at the request of the Company or any of its Subsidiaries at any time prior to the Effective Time. Parent agrees that, and shall cause the Surviving Corporation to assume, all rights of the Indemnitees to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time as provided in the respective Articles of Incorporation or Bylaws (or comparable organizational documents) of the Company or any of its Subsidiaries as now in effect, and any indemnification agreements or arrangements of the Company or any of its Subsidiaries set forth in Section
6.05 of the Company Disclosure Schedule shall survive the Merger and shall continue in full force and effect in accordance with their terms. For a period of not less than six years from the Effective Time, such rights shall not be amended, or otherwise modified in any manner that would adversely affect the rights of the Indemnitees with respect to indemnification and exculpation from liabilities for acts or omissions occurring prior to the Effective Time, unless such modification is required by Law. In addition, the Surviving Corporation shall pay any expenses of any Indemnitee under this Section 6.05 as incurred to the fullest extent permitted under applicable Law, provided that the person to whom expenses are advanced provides an undertaking to repay such advances to the extent required by applicable Law.

           (b) Parent, from and after the Effective Time, shall cause (i) the Articles of Incorporation and Bylaws of the Surviving Corporation to contain provisions no less favorable to the Indemnitees with respect to limitation of certain liabilities of directors, officers, employees and agents and indemnification than are set forth as of the date of this Agreement in the Articles of Incorporation and Bylaws of the Company and (ii) the Articles of Incorporation and Bylaws (or similar organizational documents) of each Subsidiary of the Surviving Corporation to contain the current provisions regarding indemnification of directors, officers, employees which provisions in each case shall not be amended, repealed or otherwise modified in a manner that would adversely affect the rights thereunder of the Indemnitees.

           (c) The Indemnitee shall have the right (but not the obligation) to control the defense of, including the investigation of, any litigation, claim or proceeding (each, a "CLAIM") relating to any acts or omissions covered under this Section 6.05 with counsel selected by the Indemnitee; provided, however, that (i) the Surviving Corporation shall be permitted to participate in the defense of such Claim at its own expense and (ii) the Surviving Corporation shall not be liable for any settlement effected without its written consent, which consent shall not be unreasonably withheld or delayed.

           (d) In the event any Claim is asserted or made, any determination required to be made with respect to whether an Indemnitee's conduct complies with the standards set forth under applicable Law, the applicable organizational documents of the Company or any of its Subsidiaries or any indemnification agreements or arrangements of the Company or any of its Subsidiaries, as the case may be, shall be made by independent legal counsel selected jointly by such Indemnitee and the Surviving Corporation.

           (e) Each of Parent, the Surviving Corporation and the Indemnitee shall cooperate, and cause their respective Affiliates to cooperate, in the defense of any Claim and shall provide access to properties and individuals as reasonably requested and furnish or cause to be furnished records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials or appeals, as may be reasonably requested in connection therewith.

           (f) As of the Effective Time, the Company shall have obtained, and for a six-year period thereafter, the Surviving Corporation shall maintain in effect, a so-called "tail" policy for such six-year period from the Company's current directors' and officers' liability insurance carrier, covering acts or omissions occurring prior to the Effective Time with respect to those persons who are currently covered by the Company's directors' and officers' liability insurance policy on terms with respect to such coverage and amount no less favorable to the Company's directors and officers currently covered by such insurance than those of such policy in effect on the date hereof (the "MINIMUM INSURANCE"); provided, however, that if the Company is unable to obtain the Minimum Insurance for a premium of $750,000 or less, then the Company shall, at the election of the Representative (i) obtain as much comparable insurance as practicable for a premium of $750,000 or (ii) obtain the Minimum Insurance and treat the premium cost thereof that exceeds $750,000 as the excess D&O Tail Cost (such amount in excess of $750,000, the "EXCESS D&O TAIL COST").

           (g) The provisions of this Section 6.05 (i) are intended to be for the benefit of, and shall be enforceable by, each Indemnitee, his or her heirs and his or her representatives and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have pursuant to any indemnification agreements or arrangement of the Company or any of its Subsidiaries set forth in Section 6.05 of the Company Disclosure Schedule.

           (h) In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Corporation shall assume all of the obligations thereof set forth in this
Section 6.05.

           (i) The obligations of Parent and the Surviving Corporation under this Section 6.05 shall not be terminated or modified in such a manner as to adversely affect any Indemnitee to whom this Section 6.05 applies without the consent of the affected Indemnitee (it being expressly agreed that the Indemnitees to whom this Section 6.05 applies shall be third party beneficiaries of this Section 6.05).

           (j) Parent, from and after the Effective Time, shall unconditionally guarantee the timely payment of all funds owed by, and the timely performance of all other obligations of, the Surviving Corporation under this Section 6.05. Parent agrees that its payment obligations hereunder are unconditional, irrespective of the validity or enforceability of this Agreement against the Surviving Company or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor (other than the defenses of statute of limitations, which are not waived). Parent hereby acknowledges that its obligations under this Section 6.05 constitute a guaranty of payment and not merely of collectability and Parent hereby waives (i) promptness, diligence, presentment, demand of payment, protest and order in connection with this guarantee and (ii) any requirement that any party enforcing the guarantee exhaust any right to take any action against the Surviving Company or any other person prior to or contemporaneously with proceeding to exercise any right against Parent hereunder.

           SECTION 6.06. Company Options. At or prior to the Effective Time, the Company shall take appropriate action so that each outstanding Company Option, whether vested or unvested, shall terminate and be of no further force or effect.

           SECTION 6.07. Fees and Expenses. Except as otherwise provided herein, all fees and expenses incurred in connection with this Agreement, the Merger and the other transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated, except that Parent shall bear and pay the costs and expenses incurred in connection with the filing fees for the premerger notification and report forms under the HSR Act and any similar foreign, supranational or other antitrust Laws.

           SECTION 6.08. Public Announcements. Parent and the Company shall consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law, court process or as required or requested by any securities exchange or securities quotation system on which the securities of any shareholder of Moulin are listed. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form heretofore reasonably agreed to by the parties, subject to any changes that may be required to take into account comments from The Stock Exchange of Hong Kong Limited.

           SECTION 6.09. Notification of Certain Matters. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of
(i) any notice or other communication received by such party from any Governmental Authority in connection with the Merger or the transactions contemplated thereby or from any Person alleging that the consent of such Person is or may be required in connection with the Merger or the transactions contemplated thereby, if the subject matter of such communication or the failure of such party to obtain such consent would be material to the Company, the

Surviving Corporation or Parent, (ii) any actions, suits, claims, investigations or proceedings commenced or, to such party's knowledge, threatened against, relating to or involving or otherwise affecting such party or any of its subsidiaries which relate to the Merger or the transactions contemplated thereby, (iii) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty contained in this Agreement and required to be made by the notifying party to be untrue or inaccurate in any material respect any time from the date hereof to the Closing Date and (iv) and material failure to comply with or satisfy a covenant, condition or agreement to be complied with or satisfied by it hereunder, and each party shall use reasonable efforts to remedy such failure.

           SECTION 6.10. Access to Information. From the date hereof until the Effective Time, the Company shall, and shall cause its Subsidiaries, and each of their respective officers, directors and employees, counsel, advisors, accountants, financial advisors, lenders and representatives (collectively, the "COMPANY REPRESENTATIVES") to, provide Parent and Merger Sub and their respective officers, employees, counsel, advisors, accountants, financial advisors, financial sources, affiliates and representatives (collectively, the "PARENT REPRESENTATIVES") reasonable access during normal business hours and upon reasonable notice, to the officers, directors, employees, accountants, properties, offices and other facilities and to the books and records of the Company and its Subsidiaries, as will permit Parent and Merger Sub to make inspections of such as either of them may reasonably require, and will cause the Company Representatives and the Company's Subsidiaries to (a) furnish Parent, Merger Sub and the Parent Representatives to the extent available with such financial and operating data and other information with respect to the business and operations of the Company and its Subsidiaries as Parent and Merger Sub may from time to time reasonably request and (b) notify Parent of the filing by the Company of any form, report, schedule, statement, registration statement and other documents filed by the Company or its Subsidiaries during such period pursuant to the requirements of the United States federal or state securities laws. All legal, accounting and business due diligence shall have been completed prior to the date of this Agreement.

           SECTION 6.11. Lease Access. Prior to the Closing, the Company and its Subsidiaries will give Parent, Merger Sub and its officers, employees, agents, representatives and lenders the right to contact, with the participation of the Company, the landlords under the Leases for the purposes of attempting to obtain landlord lien waivers, estoppel certificates and such other agreements (which shall not bind the Parent, Merger Sub or the Company unless the Closing occurs) as may be requested by Parent or Merger Sub's lenders with the consent of the Company, which consent shall not be unreasonably withheld, and preparation of surveys and conduct of Phase I environmental site assessments to the extent permitted by the landlords and Leases, provided all such activities are coordinated by the Company in advance and the Company is present for or previously approves and has the right to participate in any contact, communication or inspection pursuant to this Section 6.11.

           SECTION 6.12. Director Resignations. The Company will use commercially reasonable efforts to obtain executed resignations and releases of each director of the Company effective as of the Effective Time.

                                   ARTICLE VII

                              Conditions Precedent
                              --------------------

           SECTION 7.01. Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

           (a) Antitrust. The waiting period (and any extension thereof), filings or approvals applicable to the Merger under the HSR Act or any other applicable foreign, supranational or other antitrust Laws, shall have expired, been terminated, been made or been obtained.

           (b) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other judgment or order shall have been issued by or pending before any court of competent jurisdiction and no other statute, law, rule, legal restraint or prohibition (collectively, "RESTRAINTS") shall be in effect preventing or restraining the consummation of the Merger and no Governmental Authority shall have threatened the Company, Parent or Merger Sub in writing with any such Restraint.

           (c) Financing Commitment. Parent and Merger Sub shall have received proceeds of the financing transactions contemplated by the Commitment Letters on terms and conditions that, individually or in the aggregate are not less favorable to Parent and Merger Sub as set forth therein.

           SECTION 7.02. Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are further subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

           (a) Representations and Warranties. The representations and warranties of the Company set forth in Section 3.01(a), 3.02, 3.03, 3.04 and 3.06(b) of this Agreement shall be (A) true and correct in all material respects, in the case of representations not qualified by materiality or Company Material Adverse Effect and (B) true and correct in all respects, in the case of representations that are so qualified, on the date hereof and as of the Closing Date as if made on and as of that date, except that any such representations and warranties that expressly relate to a specified date shall be true and correct only as of such date and the cumulative effect of all breaches and inaccuracies of all other representation and warranties of the Company set forth in Article III of this Agreement on the date hereof and as of the Closing Date as if made on and as of that date (or in the case of representations and warranties that expressly relate to a specified date, as of such date) (for this purpose disregarding any qualification or limitation as to knowledge, materiality or Company Material Adverse Effect) has not and would not be reasonably likely to have a Company Material Adverse Effect. Parent shall have received a certificate signed on behalf of the Company by an executive officer of the Company to such effect.

           (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date and Parent shall have received a certificate signed on behalf of the Company by an executive officer of the Company to such effect.

           (c) Appraisal Rights. Holders of not more than three percent (3%) of the shares of Company Capital Stock shall have exercised and perfected appraisal rights in accordance with Article 5.12 and 5.13 of the TBCA.

           (d) Moulin Approvals. Moulin shall have obtained shareholder approval as required by the Rules Governing the Listing of Securities on the Stock Exchange of Hong Kong Limited, for this Agreement and the transactions contemplated hereunder.

           (e) Termination of Agreements. Any and all agreements by and between
(i) the Company or any of its Subsidiaries on the one hand, and (ii) any director, officer or Company Shareholder owning five percent (5%) or more of the Company Capital Stock, including without limitation, the Company Stockholders Agreement dated April 24, 1998 and the Management Agreement between the Company and THL Equity Advisers IV, LLC dated April 24, 1998, shall have each been terminated in accordance with its terms and shall no longer be in effect as of the Closing Date; provided, however, that no employment agreement, stock option agreement or other agreement relating to a Company Benefit Plan shall be terminated and provided further any Notes held by Thomas H. Lee Equity Fund IV, L.P. or any of its Affiliates, shall not be terminated pursuant hereto and shall remain in full force and effect in accordance with their terms.

           (f) Tender Offer and Consent Solicitation/Note Redemption and Discharge. Either (i) the Minimum Tender Requirement shall have been satisfied or (ii) the requirements of the Indenture with respect to the Note Redemption and Discharge shall have been satisfied, including, without limitation, the delivery of a legal opinion by Weil, Gotshal & Manges LLP to the Trustee.

           (g) Company Shareholder Approval. The Company Shareholder Merger Approval shall have been obtained.

           SECTION 7.03. Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is further subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

           (a) Representations and Warranties. The representations and warranties of Parent and Merger Sub in Article IV of this Agreement shall be true and correct in all respects on the date hereof and as of the Closing Date as if made on and as of that date, except that any such representations and warranties that expressly relate to a specified date shall be true and correct only as of such date; provided, however, that this clause (a) shall be deemed satisfied if the cumulative effect of all inaccuracies of such representations and warranties (for this purpose disregarding any qualification or limitation as to knowledge, materiality or Parent Material Adverse Effect) would not be reasonably likely to have a Parent Material Adverse Effect. Company shall have received a certificate signed on behalf of Parent by an executive officer of Parent to such effect.

           (b) Performance of Obligations of Parent and Merger Sub. Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by an executive officer of Parent to such effect.

           SECTION 7.04. Frustration of Closing Conditions. None of the Company, Parent or Merger Sub may rely on the failure of any condition set forth in
Section 7.01, 7.02 or 7.03, as the case may be, to be satisfied if such failure was caused by such party's failure to use its commercially reasonable efforts to consummate the Merger and the other transactions contemplated by this Agreement.

                                  ARTICLE VIII

                                 Representative
                                 --------------

           SECTION 8.01. Representative of the Company Shareholders; Power of Attorney. In the event that the Merger is approved by the Company Shareholders, effective upon such vote, and without further act of any Company Shareholder, the Representative shall be appointed as agent and attorney-in-fact for each of the Company Shareholders to act for the Company Shareholders in connection with the transactions contemplated by this Agreement, to amend or waive any provision of this Agreement, to give and receive notices and communications, to make or receive any payments in satisfaction of claims pursuant to Section 2.01(c) and
(d), to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Representative for the accomplishment of the foregoing. Any action under or in respect of this Agreement taken by the Representative shall be binding upon all of the Company Shareholders.

           SECTION 8.02. Actions of the Representative.

           (a) A decision, act, consent or instruction of the Representative, including, but not limited to, an amendment, extension or waiver of this Agreement, shall constitute a decision of all the Company Shareholders and shall be final, binding and conclusive upon each of such Company Shareholders, and Parent and Merger Sub may rely upon any such decision, act, consent or instruction of the Representative as being the decision, act, consent or instruction of each and every such Company Shareholder. Parent and Merger Sub are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Representative. No past, present or future director, officer, employee, incorporator, member, partner or stockholder of Thomas H. Lee Partners, L.P. shall have any liability for any obligations of the Representative under this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated herein. The Representative may withdraw as such upon not less than thirty (30) days prior written notice to the Surviving Corporation and the Company Shareholders holding a majority of the shares of Company Capital Stock shall be entitled to designate a replacement representative.

           (b) The Representative shall not be liable to any Company Shareholder for any act done or omitted hereunder as Representative while acting in good faith and in the exercise of reasonable judgment. Each Company Shareholder on whose behalf the Representative is acting shall severally indemnify the Representative and hold the Representative harmless against any loss, liability or expense incurred without negligence or bad faith on the part of the Representative and arising out of or in connection with the acceptance or administration of the Representative's duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Representative.

                                   ARTICLE IX

                        Termination, Amendment and Waiver
                        ---------------------------------

           SECTION 9.01. Termination. This Agreement may be terminated at any time prior to the Effective Time:

           (a) by mutual written consent of Parent and Merger Sub on the one hand and the Company on the other hand;

           (b) by either Parent or the Company:

                (i) if the Merger shall not have been consummated on or before February 28, 2005; provided, however, that the right to terminate this Agreement under this Section 9.01(b)(i) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to be consummated on or before such date; or

                (ii) if any Restraint having the effect set forth in Section 7.01(b) shall be in effect and shall have become final and nonappealable;

           (c) by Parent, if the Company shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 7.02(a) or (b) and (B) is not cured by the Company within 30 calendar days following receipt of written notice of such breach or failure to perform from Parent; or

           (d) by the Company, if Parent shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 7.03(a) or (b) and (B) is not cured by Parent within 30 calendar days following receipt of written notice of such breach or failure to perform from the Company.

           SECTION 9.02. Effect of Termination. In the event of termination of this Agreement by either the Company or Parent as provided in Section 9.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Merger Sub or the Company, other than the provisions of Section 6.07 (and any other provision herein related to the payment of expenses), Section 6.08, Section 9.01, this Section 9.02 and Article X, which provisions shall survive such termination, and except to the extent that such termination results from the willful breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement. Nothing contained in this Section 9.02 shall relieve any party from liability for any breach of this Agreement.

           SECTION 9.03. Amendment. At any time prior to the Effective Time, this Agreement may be amended by the parties hereto; provided, however, that there shall be made no amendment that by Law requires further approval by the Company Shareholders or the approval of the shareholders of Parent or Moulin without such approval having been obtained. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

           SECTION 9.04. Extension; Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (c) subject to the proviso to the first sentence of Section 9.03, waive compliance with any of the agreements of any other party or conditions to its obligations contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

                                    ARTICLE X

                               General Provisions

           SECTION 10.01. Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This
Section 10.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

           SECTION 10.02. Notices. Except for notices that are specifically required by the terms of this Agreement to be delivered orally, all notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given if delivered personally, facsimiled (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  if to Parent or Merger Sub, to:

                           ECCA Holdings Corporation
                           c/o Moulin International Holdings Limited
                           4/F, Kenning Industrial Building
                           19 Wang Hoi Road, Kowloon Bay
                           Facsimile No.:  852-2707-6676
                           Attention: Anthony DiChiara

                           with a copy to:

                           White & Case LLP
                           3000 El Camino Real
                           5 Palo Alto Square, 10th Floor
                           Palo Alto, CA  94306
                           Facsimile No.:  (650) 213-8158
                           Attention:  Jeffrey Washenko

                  if to Representative:

                           Thomas H. Lee Equity Fund IV, L.P.
                           Thomas H. Lee Partners, L.P.
                           100 Federal Street, 35th Floor
                           Boston, MA 02110
                           Facsimile No.:  (617) 227-3514
                           Attention:  Anthony DiNovi

                           with a copy to:

                           Weil, Gotshal & Manges LLP
                           100 Federal Street, 34th Floor
                           Boston, MA 02110
                           Facsimile No.:  (617) 772-8333
                           Attention:  Sharlyn Heslam

                  if to the Company, to:

                           Eye Care Centers of America, Inc.
                           11103 West Avenue
                           San Antonio, TX  78213
                           Facsimile No.:  (210) 524-6996
                           Attention:  Chief Financial Officer

                           with copies to:

                           Thomas H. Lee Partners, L.P.
                           100 Federal Street, 35th Floor
                           Boston, MA 02110
                           Facsimile No.:  (617) 227-3514
                           Attention:  Anthony DiNovi

                           Weil, Gotshal & Manges LLP
                           100 Federal Street, 34th Floor
                           Boston, MA 02110
                           Facsimile No.:  (617) 772-8333
                           Attention:  Sharlyn Heslam

           SECTION 10.03. Definitions. For purposes of this Agreement:

           (a) an "AFFILIATE" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;

           (b) "BUSINESS DAY" means any day, other than a Saturday, Sunday or a day on which the banks or national securities exchanges located in New York, New York shall be authorized or required by Law to close.

           (c) "CASH" means the cash and cash equivalents of the Company and its Subsidiaries, determined in accordance with GAAP, as of the date measured and including, without limitation and for purposes of clarification, uncashed checks, cash at retail stores of the Company and its Subsidiaries and credit card payments being processed and, including any Cash used to pay the Management Bonuses but excluding the Andrews Note Repayment Amount.

           (d) "CLOSING OUTSTANDING NET DEBT" means the aggregate principal amount of the Existing Company Indebtedness outstanding immediately prior to the Effective Time less Cash.

           (e) "COMPANY TAX BENEFIT AMOUNT" means the aggregate payments to be made by the Surviving Corporation pursuant to Section 2.01(d)(K).

           (f) "COMPANY TRANSACTION EXPENSES" means the transaction expenses of the Company incurred in connection with the transactions contemplated by this Agreement that are set forth on Section 10.03(f) of the Company Disclosure Schedule.

           (g) "EXISTING COMPANY INDEBTEDNESS" means all (i) funded indebtedness of the Company and its Subsidiaries, including, (A) all funded obligations for borrowed money, (B) funded obligations evidenced by bonds, notes, debentures, loan agreements or similar instruments, (C) otherwise as an account party in respect of or arising under letters of credit, bankers' acceptances, bank guaranties, surety bonds and similar instruments, (ii) the aggregate amount required to be capitalized under leases under which the Company or any of its Subsidiaries is the lessee, (iii) obligations of the Company or any of its

Subsidiaries for deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business), (iv) all accrued and unpaid interest on any of the foregoing as of the Closing Date and (v) all Note Takeout Fees; provided, however, that (1) Existing Company Indebtedness shall not include any Existing Company Indebtedness owing between the Company and any of its Subsidiaries (or between any Subsidiaries) and (2) the maximum amount of Note Takeout Fees that shall constitute "EXISTING COMPANY INDEBTEDNESS" shall be limited to the lesser of (x) that actual amount thereof and (y) the sum of (A) 3.042% multiplied by the aggregate principal amount outstanding of the Fixed Rate Notes plus (B) $500,000.

           (h) "KNOWLEDGE" of (i) any person that is an individual means such individual's actual knowledge, and (ii) any person that is not an individual means, with respect to any matter in question, the knowledge of such person's Chief Executive Officer, Chief Financial Officer and other officers having primary responsibility for such matter, after due inquiry as to the matter in question.

           (i) "LEASES" means all leases, subleases, licenses, concessions and other agreements (written or oral) pursuant to which the Company or any Subsidiary holds any Leased Real Property, including the right to all security deposits and other amounts and instruments deposited by or on behalf of the Company or any Subsidiary thereunder.

           (j) "MINIMUM TENDER REQUIREMENT" means that there shall have been tendered and not withdrawn not less than fifty-one percent (51%) of the aggregate principal amount of the outstanding Notes pursuant to the Debt Tender, on terms and conditions reasonably satisfactory to Parent and Merger Sub.

           (k) "NOTE TAKEOUT FEES" means all related tender, redemption or prepayment penalties and premiums (including any interest accruing on any such indebtedness after the Closing) incurred in repaying, redeeming or tendering for (including any associated consent solicitation) the Notes and any related legal, printing and other fees and expenses.

           (l) "NET WORKING CAPITAL" means, (i) current assets of (A) accounts and notes receivable, net, (B) inventory, net and (C) prepaid expenses and other current assets (other than Cash) less, (ii) current liabilities of (A) accounts payable, (B) deferred revenue, (C) accrued payroll expense and (D) other accrued expenses, in each case, in accordance with GAAP. For avoidance of doubt, "Net Working Capital" shall include payroll, sales and use taxes payable, but shall not include (i) any accounting entries related to Company Transaction Expenses, Management Bonuses, Financing Assistance Fees and Moulin Approval Fees or (ii) any federal or state income Tax payables or any amounts arising from tax refunds.

           (m) "PERSON" or "PERSON" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

           (n) "ROLLOVER OPTIONS" shall mean the Company Options held by certain Company Shareholders set forth on Exhibit G attached hereto, as such exhibit may be amended prior to the Effective Time in writing, signed by each such Company Shareholder and Merger Sub.

           (o) "ROLLOVER SHARES" shall mean the shares of Company Common Stock held by certain Company Shareholders set forth on Exhibit G attached hereto, as such exhibit may be amended prior to the Effective Time in writing, signed by each such Company Shareholder and Merger Sub.

           (p) a "SUBSIDIARY" of any person means another person, an amount of the voting securities, other voting rights or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person.

           SECTION 10.04. Interpretation.

           (a) When a reference is made in this Agreement to an Article, a Section, Exhibit or Schedule, such reference shall be to an Article of, a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns.

           (b) Any information disclosed in any section of the Company Disclosure Schedule shall be considered disclosed in each and every other Company Disclosure Schedule in which the information is required to be included to the extent that such disclosure sets forth facts in sufficient detail so that the relevance of the disclosure would be reasonably apparent to a reader of such disclosure. Any disclosure in any Company Disclosure Schedule of any contract, document, liability, default, breach, violation, limitation, impediment or other matter, although the provision for such disclosure may require such disclosure only if such contract, document, liability, default, breach, violation, limitation, impediment or other matter be "material" or shall have a Company Material Adverse Effect, shall not be construed against the Company as an assertion by the Company that any such contract, document, liability, default, breach, violation, limitation, impediment or other matter is, in fact, material or shall have a Company Material Adverse Effect.

           SECTION 10.05. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

           SECTION 10.06. Entire Agreement; No Third-Party Beneficiaries. This Agreement, including the disclosure schedules hereto, and (a) the confidentiality agreements, dated as of October 21, 2004 between Moulin and the Company, and (b) the confidentiality agreement, dated as of October 21, 2004 between Golden Gate and the Company (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and (b) except for the provisions of Article II, Sections 6.03 and 6.05, are not intended to confer upon any person other than the parties any rights or remedies.

           SECTION 10.07. Governing Law. As to matters of corporate law, this Agreement shall be governed by, and construed in accordance with, the Laws of the State of Texas, and as to all other matters in accordance with the Laws of the State of New York, regardless of the Laws that might otherwise govern under applicable principles of conflicts of laws thereof.

           SECTION 10.08. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise by any of the parties without the prior written consent of the other parties, except that Merger Sub may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to Parent or to any direct, wholly owned Subsidiary of Parent incorporated in Delaware if such assignment would not cause a delay in the consummation of the Merger, but no such assignment shall relieve Merger Sub of any of its obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

           SECTION 10.09. Specific Enforcement; Consent to Jurisdiction. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the State of New York or in any state court in the State of New York, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Federal court located in the State of New York or of any state court located in the State of New York in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than a Federal court located in the State of New York or a state court located in the State of New York.

           SECTION 10.10. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.



                  [Remainder of Page Intentionally Left Blank]

           IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                ECCA HOLDINGS CORPORATION


                                By: /s/ Anthony Di Chiara
                                    --------------------------------------------
                                    Name:  Anthony DiChiara
                                    Title: President

                                LFS-MERGER SUB, INC.


                                By: /s/ Anthony Di Chiara
                                    --------------------------------------------
                                    Name:  Anthony DiChiara
                                    Title: President

                                EYE CARE CENTERS OF AMERICA, INC.


                                By: /s/ David E. McComas
                                    --------------------------------------------
                                    Name:  David E. McComas
                                    Title: President and Chief Executive Officer

                                REPRESENTATIVE, solely in its capacity as Representative and with no other obligations hereunder:

                                        Thomas H. Lee Equity Fund IV, L.P.

                                        By:  THL Equity Advisors IV, L.L.C., as
                                             General Partner

                                              By: /s/Charles A. Brizius
                                                  ------------------------------
                                                  Name:  Charles A. Brizius
                                                  Title:  Managing Director

                                    EXHIBIT A

                      COMPANY SHAREHOLDER VOTING AGREEMENT

                                    EXHIBIT B

                       MOULIN SHAREHOLDER VOTING AGREEMENT

                                    EXHIBIT C

               ARTICLES OF INCORPORATION OF SURVIVING CORPORATION

                                    EXHIBIT D

                     SAMPLE MERGER CONSIDERATION CALCULATION

                                    EXHIBIT E

                       SAMPLE WORKING CAPITAL CALCULATION

                                    EXHIBIT F

                              LETTER OF TRANSMITTAL

                                    EXHIBIT G

                                 ROLLOVER SHARES



NAME                                 NUMBER OF SHARES
----                                 ----------------



                                ROLLOVER OPTIONS



NAME                                 NUMBER OF SHARES
----                                 ----------------